UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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NIKE, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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MESSAGE FROM OUR
EXECUTIVE CHAIRMAN

To Our Shareholders:

At Nike, our passion for sport, innovation, and authenticity drives us. It fuels us through challenges and inspires us to emerge even stronger. In fiscal 2023, that passion fed our successes and helped to power transformations in support of future growth—both in the business and with respect to corporate governance.

Over the last twelve months, the Board has welcomed three new independent directors. These individuals complement and strengthen the Board's mix of skills and experiences, adding expertise across finance, business operations, technology, innovation, marketing, branding, and media. They also enhance the Board's overall balance of tenure and diversity.

Looking ahead to this year's Annual Meeting of Shareholders, we have continued to evolve our proxy statement. As part of our ongoing commitment to transparency, we have enhanced disclosures regarding our capital structure and engagement with shareholders. We have also made changes to formatting and organization to improve readability and clarity.

We are pleased to invite you to attend the Annual Meeting of Shareholders of NIKE, Inc. to be held virtually on Tuesday, September 12, 2023, at 9:00 A.M. Pacific Time. Whether or not you plan to attend, the prompt execution and return of your proxy card will both ensure that your shares are represented at the meeting and minimize the cost of proxy solicitation. Thank you for your continued support.

Sincerely,
"At Nike, our passion for sport, innovation, and authenticity drives us."

MARK PARKER, EXECUTIVE CHAIRMAN
July 20, 2023

1 NIKE, INC.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO THE SHAREHOLDERS OF NIKE, INC.
You are cordially invited to the 2023 Annual Meeting of Shareholders (the "Annual Meeting") of NIKE, Inc., an Oregon corporation ("NIKE" or the "Company"):

DATE AND TIME: Tuesday, September 12, 2023, at 9:00 A.M. Pacific Time	LOCATION: This year's meeting will be a virtual Annual Meeting at www.virtualshareholdermeeting.com/NKE2023
ITEMS OF BUSINESS:

PROPOSAL		PAGE REFERENCE
1To elect the 13 directors named in the accompanying proxy statement for the ensuing year.		Page 4

Class A Will elect nine directors.	Class B Will elect four directors.

Holders of Class A Stock and holders of Class B Stock will vote together as one class on all other proposals.
2To approve executive compensation by an advisory vote.		Page 29
3To hold an advisory vote on the frequency of advisory votes on executive compensation.		Page 57
4To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.		Page 58
5To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting.		Page 60
6To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting.		Page 63
7To transact such other business as may properly come before the meeting.
The Annual Meeting will be held in a virtual format only. While we initially pivoted to a virtual format due to public health concerns, we are continuing to use this format based on the success of the last three meetings and the format's advantages, including enhanced accessibility for our shareholders. We continue to ensure that shareholders will be afforded the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. Shareholders of record at the close of business on July 12, 2023, the record date fixed by the Board of Directors, may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting. To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2023 and enter the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, voting instructions form, or proxy card. Questions may be submitted in advance of the Annual Meeting by visiting www.proxyvote.com and entering your 16-digit control number.
By Order of the Board of Directors,

Mary Hunter
Vice President, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on September 12, 2023. The proxy statement and NIKE, Inc.'s 2023 Annual Report to Shareholders are available online at www.investorvote.com or www.proxyvote.com, for registered and beneficial owners, respectively.

2023 PROXY STATEMENT 2

3 NIKE, INC.

CORPORATE GOVERNANCE

PROPOSAL 1 ELECTION OF DIRECTORS

A board of 13 directors will be elected at the Annual Meeting. Directors will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. All of the nominees except Ms. Mónica Gil, Ms. Maria Henry, and Mr. Robert Swan were elected at the 2022 annual meeting of shareholders.
Ms. Cathleen Benko, Mr. Alan Graf, Jr., Mr. John Rogers, Jr., and Mr. Robert Swan are nominated by the Board of Directors (the "Board") for election by the holders of NIKE's Class B Common Stock ("Class B Stock"). The other nine nominees are nominated by the Board for election by the holders of NIKE's Class A Common Stock ("Class A Stock").
Under Oregon law and our Bylaws, if a quorum of each class of shareholders is present at the Annual Meeting, the nine director nominees who receive the greatest number of votes cast by holders of Class A Stock and the four director nominees who receive the greatest number of votes cast by holders of Class B Stock will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed below. If any nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee or nominees designated by the Board.
The Bylaws and the Corporate Governance Guidelines of the Company provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from their election than votes "for" such election shall tender their resignation for consideration by the Corporate Responsibility, Sustainability & Governance Committee. The committee will recommend to the Board the action to be taken with respect to the resignation, and the Board will publicly disclose its decision within 90 days after the certification of the election results.
Background information on the nominees as of July 20, 2023, including certain of the attributes that led to their selection, appears below. The Corporate Responsibility, Sustainability & Governance Committee has determined that each director meets the qualification standards described below under "NIKE, Inc. Board of Directors—Director Nominations". In addition, the Board firmly believes that the experience, attributes, and skills of any single director nominee should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all director nominees bring to the Board as a whole, each of which contributes to the function of an effective Board.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election of nominees to the Board of Directors	The Board of Directors recommends that the Class B Shareholders vote FOR the election of nominees to the Board of Directors

2023 PROXY STATEMENT 4

NIKE, INC. BOARD OF DIRECTORS
BOARD OVERVIEW
Our Board is currently comprised of 13 individuals selected on the basis of numerous criteria, including experience and achievements, fields of significant knowledge, good character, sound judgment, and diversity. We view the effectiveness of our Board both through an individual and collective lens and believe that our Board is optimized to support and guide the Company.

DIVERSITY	AGE	TENURE

BOARD SKILLS, EXPERIENCES, AND QUALIFICATIONS

DIVERSITY 7/13
Gender, racial, or ethnic diversity that adds a range of perspectives and expands the Board's understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.
FINANCIAL EXPERTISE 12/13 Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.
CEO EXPERIENCE 8/13
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.

INTERNATIONAL 10/13
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.

DIGITAL/TECHNOLOGY 6/13
Technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
RETAIL INDUSTRY 7/13 Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.

MEDIA 2/13 Media experience provides the Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.	ACADEMIA 1/13 Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.	HR/TALENT MANAGEMENT 8/13 HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	GOVERNANCE 9/13 Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.

CORPORATE GOVERNANCE HIGHLIGHTS
✓ 10 out of 13 director nominees are independent
✓ Separate Chair, CEO, and Lead Independent Director positions with clearly defined roles
✓ "Evergreen" approach to Board refreshment, with 6 new independent directors added in the last five years and a mix of short-, medium-, and long-tenured directors to balance fresh perspectives and Company-specific experience
✓ Director nominees selected based on robust qualification standards, including the desire to represent and serve the interests of all shareholders, and a holistic approach to Board composition
✓ Retirement policy generally requires that directors do not stand for election after reaching the age of 72

5 NIKE, INC.

NOMINEES FOR ELECTION BY CLASS A SHAREHOLDERS
TIMOTHY COOK, LEAD INDEPENDENT DIRECTOR

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
62	2005	Compensation, Chair	Apple Inc.	Nike Air Max 270 and Nike Free Metcon
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Cook is the Company's Lead Independent Director and is the Chief Executive Officer of Apple Inc. ("Apple").
•Mr. Cook joined Apple in March 1998 as Senior Vice President of Worldwide Operations and also served as its Executive Vice President, Worldwide Sales and Operations and Chief Operating Officer.
•Mr. Cook was Vice President, Corporate Materials for Compaq Computer Corporation from 1997 to 1998.
•Previous to his work at Compaq, Mr. Cook served in the positions of Senior Vice President Fulfillment and Chief Operating Officer of the Reseller Division at Intelligent Electronics from 1994 to 1997.
•Mr. Cook also worked for International Business Machines Corporation from 1983 to 1994, most recently as Director of North American Fulfillment.
Mr. Cook is a member of the Board of Directors of Apple. In addition to this public company board service, he is also a member of the Board of Directors of the National Football Foundation and Duke University Board of Trustees.

2023 PROXY STATEMENT 6

JOHN DONAHOE II

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
63	2014	Executive	PayPal Holdings, Inc.	Nike Invincible 3 and Nike Waffle One
SKILLS, EXPERIENCES AND QUALIFICATIONS

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Donahoe is President and Chief Executive Officer of NIKE, Inc. and has been a director since 2014.
•From 2017 to 2019, Mr. Donahoe served as President and Chief Executive Officer of ServiceNow, Inc. ("ServiceNow"), provider of enterprise cloud computing services for global enterprises.
•From 2008 to 2015, Mr. Donahoe served as President and Chief Executive Officer of eBay, Inc. ("eBay"), provider of the global eBay.com online marketplace and PayPal digital payments platform.
•Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, responsible for eBay's global e-Commerce businesses.
•Prior to joining eBay, Mr. Donahoe was the Chief Executive Officer and Worldwide Managing Director of Bain & Company from 1999 to 2005, and a Managing Director from 1992 to 1999.
Mr. Donahoe is Chairman and a member of the Board of Directors of PayPal Holdings, Inc. In addition to this public company board service, he also serves on the Board of Trustees for The Bridgespan Group. Mr. Donahoe served on the Board of Directors of Intel Corporation from March 2009 to May 2017 and ServiceNow from March 2017 to June 2020.

7 NIKE, INC.

THASUNDA DUCKETT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
49	2019	Corporate Responsibility, Sustainability & Governance	None	Nike Air Force 1 and Air Jordan
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	FINANCIAL EXPERTISE	CEO EXPERIENCE

		RETAIL INDUSTRY	HR/TALENT MANAGEMENT

Ms. Duckett is President and Chief Executive Officer of the Teachers Insurance and Annuity Association of America ("TIAA"), a leading provider of financial services in the academic, research, medical, cultural, and governmental fields.
•Prior to joining TIAA, Ms. Duckett was Chief Executive Officer of Chase Consumer Banking at JPMorgan Chase & Co. ("JPMorgan Chase") from 2016 to 2021. Before that appointment, Ms. Duckett was appointed to various management positions at JPMorgan Chase, including:
•From 2013 to 2016, Ms. Duckett served as the Chief Executive Officer of Chase Auto Finance, and
•From 2004 to 2013, Ms. Duckett held multiple management and consumer lending roles.
•Prior to joining JPMorgan Chase, Ms. Duckett was Director of Emerging Markets at the Federal National Mortgage Association, or Fannie Mae.
Ms. Duckett is Chair of the Otis and Rosie Brown Foundation and serves on the Board of Directors of Brex, National Medal of Honor Museum, and the Robert F. Kennedy Human Rights. She also serves on the Board of Trustees for Sesame Workshop.

2023 PROXY STATEMENT 8

MÓNICA GIL

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
51	2022	Compensation	None	Air Jordan 1, Nike Blazer Low, and Nike Vaporfly 2
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	MEDIA

		HR/TALENT MANAGEMENT

Ms. Gil is Chief Administrative and Marketing Officer, NBCUniversal Telemundo Enterprises ("Telemundo") for Comcast Corp.
•Prior to her current role, Ms. Gil served as Chief Marketing Officer, Telemundo from 2018 until 2020, and as Executive Vice President, Telemundo, managing Communications and Corporate Affairs and Human Resources from 2017 until 2018.
•Prior to joining Telemundo, Ms. Gil served as Senior Vice President and General Manager, Multicultural Growth and Strategy of the Nielsen Company ("Nielsen") from 2014 until 2017.
•Ms. Gil joined Nielsen in 2005 as Vice President, Communications and was subsequently promoted in 2009 to Senior Vice President, Public Affairs and Government Relations.
•Previously, Ms. Gil served as Senior Vice President for Greer, Margolis, Mitchell and Burns from 2004 until 2005.
•She also served as Director of Public Affairs and Community Outreach for Telemundo Communications Group, Inc., Los Angeles, from 2001 to 2004.
Ms. Gil is a member of the Board of Directors of the National Women's History Museum and Welcome Tech, Inc.

9 NIKE, INC.

MARIA HENRY

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
56	2023	Audit & Finance	General Mills, Inc.	Nike Invincible 2 and Nike Epic Luxe leggings
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	FINANCIAL EXPERTISE	INTERNATIONAL

		DIGITAL/TECHNOLOGY	RETAIL INDUSTRY	GOVERNANCE

Ms. Henry is the former Chief Financial Officer of Kimberly-Clark Corporation ("Kimberly-Clark"), a position she held from 2015 to April 2022 and served as Executive Vice President and Senior Advisor from April 2022 until her retirement in September 2022.
•Prior to joining Kimberly-Clark, she was Executive Vice President and Chief Financial Officer of The Hillshire Brands Company, formerly known as Sara Lee Corporation ("Sara Lee"), from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee's North American Retail and Foodservice business from 2011 to 2012.
•Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, & Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International. Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.
Ms. Henry is a member of the Board of Directors of General Mills, Inc.

2023 PROXY STATEMENT 10

PETER HENRY

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
53	2018	Audit & Finance	Citigroup Inc.	Nike Epic React
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	GOVERNANCE

		FINANCIAL EXPERTISE	ACADEMIA

Dr. Henry is Class of 1984 Senior Fellow at Stanford University's Hoover Institution, Senior Fellow at Stanford's Freeman Spogli Institute for International Studies, and Dean Emeritus of New York University's Leonard N. Stern School of Business ("Stern").
•Dr. Henry assumed the Deanship of Stern in January 2010 and served through December 2017.
•Prior to joining Stern, Dr. Henry was the Konosuke Matsushita Professor of International Economics at the Stanford University Graduate School of Business.
•In June 2009, President Obama appointed Dr. Henry to the President's Commission on White House Fellowships.
•In 2008, Dr. Henry led Barack Obama's Presidential Transition Team in its review of international lending agencies such as the IMF and the World Bank.
Dr. Henry is a member of the Board of Directors of Citigroup Inc. In addition to this public company board service, he also serves on the Board of Directors of the National Bureau of Economic Research and the Economic Club of New York and serves on the Advisory Board for Protiviti and Biospring Partners. Dr. Henry is a member of the Council of Foreign Relations and the Economic Advisory Panel of the Federal Reserve Bank of New York. Dr. Henry served on the Board of Directors of General Electric from July 2016 until April 2018 and Kraft Foods Group, Inc. and its predecessor, Kraft Foods Inc., from May 2011 until July 2015.

11 NIKE, INC.

TRAVIS KNIGHT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
49	2015	Executive	None	Nike Pegasus
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	CEO EXPERIENCE	MEDIA

Mr. Knight is the President and Chief Executive Officer of the animation studio, LAIKA, LLC ("LAIKA"), which specializes in feature-length films.
•Mr. Knight has been involved in all principal creative and business decisions at LAIKA since its founding in 2003, serving in successive management positions as Lead Animator, Vice President of Animation, and then as President and Chief Executive Officer in 2009.
•Mr. Knight was Producer and Director of the feature film Kubo and the Two Strings (2017) which was nominated for an Academy Award and winner of the BAFTA award for Best Animated Film.
•Mr. Knight has served as Producer and Lead Animator on Academy Award-nominated feature-length films The Boxtrolls (2014) and ParaNorman (2012), for which he won an Annie Award for Outstanding Achievement in Character Animation, and Lead Animator for Coraline (2009).
•Prior to his work at LAIKA, Mr. Knight held various animation positions at Will Vinton Studios from 1998 to 2002, and as a stop-motion animator for television series, commercials, and network promotions. He has been recognized for his work on the Emmy Award-winning stop-motion animated television series The PJs.
Mr. Knight serves on the Board of Directors of LAIKA. He is the son of NIKE's co-founder, Mr. Philip Knight, who currently serves as Chairman Emeritus. In addition to his skills and qualifications described above, Mr. Travis Knight was selected to serve on the Board because he has a significant role in the management of the Class A Stock owned by Swoosh, LLC, strengthening the alignment of the Board with the interests of NIKE shareholders.

2023 PROXY STATEMENT 12

MARK PARKER, EXECUTIVE CHAIRMAN OF THE BOARD

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
67	2006	Executive, Chair	The Walt Disney Company	Nike Pegasus, Nike Air Max, and Nike React Infinity Run
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	INTERNATIONAL	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

Mr. Parker is Executive Chairman of the Board of Directors of the Company. He served as President and Chief Executive Officer of the Company from 2006 to January 2020.
•Mr. Parker has been employed by NIKE since 1979 with primary responsibilities in product research, design and development, marketing, and brand management.
•Mr. Parker was appointed:
•President and Chief Executive Officer in 2006,
•President of the NIKE Brand in 2001,
•Vice President of Global Footwear in 1998,
•General Manager in 1993,
•Corporate Vice President in 1989, and
•Divisional Vice President in charge of product development in 1987.
Mr. Parker is Chairman of the Board of Directors of The Walt Disney Company. In addition to his skills and qualifications described above, Mr. Parker was selected to serve on the Board because the experience gained while serving as the Company's Chief Executive Officer makes his position as Executive Chairman of the Board instrumental.

13 NIKE, INC.

MICHELLE PELUSO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
51	2014	Corporate Responsibility, Sustainability & Governance, Chair	None	Air Jordan 1 Low, Nike Air Max 97, Nike Dunk High, Nike Air Force 1, Nike Yoga Luxe, and Nike Dri-Fit ADV Epic Luxe
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	HR/TALENT MANAGEMENT

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	GOVERNANCE

		CEO EXPERIENCE	RETAIL INDUSTRY

Ms. Peluso is Executive Vice President and Chief Customer Officer at CVS Health and Co-President, Pharmacy and Consumer Wellness, responsible for leading the front store retail business, transforming the enterprise's consumer experience, and leveraging marketing to ensure CVS Health becomes the leading health solutions company for consumers.
•Prior to joining CVS Health, Ms. Peluso was Senior Vice President, Digital Sales and Chief Marketing Officer at IBM from 2016 to 2021. She oversaw marketing and brand strategy and execution, digital sales, and the commercial business, globally. She was also responsible for the company's client experience.
•Prior to her work at IBM, Ms. Peluso served as Chief Executive Officer of online shopping destination Gilt Groupe, Inc. ("Gilt") from 2013 until its sale to Hudson's Bay Company in February 2016 and was on Gilt's Board of Directors from 2009 to 2016.
•From 2009 to 2013, Ms. Peluso served as Global Consumer Chief Marketing and Internet Officer of Citigroup Inc.
•From 2002 to 2009, Ms. Peluso held senior management positions at Travelocity.com LP ("Travelocity"), being appointed Chief Operating Officer in March 2003, and President and Chief Executive Officer in December 2003.
•Prior to joining Travelocity, in 1999 Ms. Peluso founded Site59, an online travel site, serving as its Chief Executive Officer until its acquisition by Travelocity in 2002.
Ms. Peluso is a member of the Board of Directors at the Ad Council and is on the Executive Council of the Board of Directors of the Association of National Advertisers.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election of the nominees above to the Board of Directors.

2023 PROXY STATEMENT 14

NOMINEES FOR ELECTION BY CLASS B SHAREHOLDERS
CATHLEEN BENKO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
65	2018	Compensation	SolarWinds Corporation	VaporMax
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	HR/TALENT MANAGEMENT

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY

Ms. Benko is a former Vice Chairman and Managing Principal of Deloitte LLP ("Deloitte"), an organization that, through its subsidiaries and network of member firms, provides audit, consulting, tax, and advisory services to clients globally. During her nearly 30-year career with Deloitte, Ms. Benko held many leadership roles, several concurrent with her appointment as Vice Chairman and Managing Principal in 2011.
•From 2015 to 2018, Ms. Benko served as Senior Partner working within the firm's "Digital Giants" practice where she was the senior advisory partner for several digital-native companies.
•From 2010 to 2014, Ms. Benko served as Chief Digital, Brand, and Communications Officer.
•Previous to her role as Chief Digital, Brand, and Communications Officer, Ms. Benko held multiple technology and talent management roles, including serving as the company's first Vice Chairman and Chief Talent Officer from 2006 to 2010, its Chief Inclusion Officer from 2008 to 2010, and as Managing Principal, Initiative for the Retention and Advancement of Women, from 2003 to 2009.
•Ms. Benko led Deloitte's technology sector from 2003 to 2007 and was previously Deloitte's first Global e-Business Leader, a position she held from 1998 to 2002.
Ms. Benko is a member of the Board of Directors of SolarWinds Corporation. In addition to this public company board service, she also holds board positions at nonprofits Stanford Institute for Research in the Social Sciences, the International Women's Forum, Santa Clara University's Markkula Center of Applied Ethics, Life Skills for Soldiers, and the National Association of Corporate Directors. She is also on the board of WorkBoard, a privately-held company. Ms. Benko is chair of Harvard Business School/NC's Advisory Council.

15 NIKE, INC.

ALAN GRAF, JR.

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
69	2002	Audit & Finance, Chair	Mid-America Apartment Communities, Inc.	Nike Invincible 3 and Nike Dri-Fit Apparel
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	INTERNATIONAL	GOVERNANCE

Mr. Graf is the former Executive Vice President and Chief Financial Officer of FedEx Corporation ("FedEx"), a position he held from 1998 until his retirement in December 2020.
•Mr. Graf joined FedEx in 1980 and was Senior Vice President and Chief Financial Officer for FedEx Express, FedEx's predecessor, from 1991 to 1998.
Mr. Graf is a member of the Board of Directors of Mid-America Apartment Communities, Inc. In addition to this public company board service, he is also a director of the Indiana University Foundation. Mr. Graf previously served on the Board of Directors of Kimball International Inc., Storage USA, Inc., and Arkwright Mutual Insurance Co.

2023 PROXY STATEMENT 16

JOHN ROGERS, JR.

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
65	2018	Corporate Responsibility, Sustainability & Governance	The New York Times Company and Ryan Specialty Group Holdings, Inc.	Nike KD and Nike LeBron Basketball Shoes
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	CEO EXPERIENCE	GOVERNANCE

		FINANCIAL EXPERTISE

Mr. Rogers is Chairman, Co-Chief Executive Officer, and Chief Investment Officer of Ariel Investments, LLC, a privately-held money management firm he founded in 1983, which serves individual and institutional investors through its mutual funds and separate accounts. Mr. Rogers is a Trustee of Ariel Investment Trust, the investment company consisting of the five mutual funds his firm manages.
•In 2008, Mr. Rogers was awarded Princeton University's highest honor, the Woodrow Wilson Award, presented each year to the alumnus whose career embodies a commitment to national service.
•Mr. Rogers served as co-chair for the Presidential Inaugural Committee 2009.
Mr. Rogers is a member of the Board of Directors of The New York Times Company and Ryan Specialty Group Holdings, Inc. In addition to this public company board service, he also serves as trustee of the University of Chicago; a member of the Board of Directors of the Barack Obama Foundation, the Robert F. Kennedy Human Rights, and the National Association of Basketball Coaches (NABC) Foundation, Inc.; and a life trustee of the Chicago Symphony Orchestra. Mr. Rogers served on the Board of Directors of McDonald's Corporation from May 2003 until May 2023 and Exelon Corporation from October 2000 until April 2019.

17 NIKE, INC.

ROBERT SWAN

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCTS
63	2022	Audit & Finance	GoTo Group	Nike Pegasus and Air Jordan
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Swan has been an Operating Partner at Andreessen Horowitz since 2021.
•Prior to his current role, Mr. Swan served as the Chief Executive Officer and a member of the Board of Directors of Intel Corp. ("Intel") from 2019 to 2021. Before that appointment, he was appointed to various management positions at Intel, including:
•Interim Chief Executive Officer and Chief Financial Officer from 2018 until 2019 and Chief Financial Officer from 2016 until 2019.
•Prior to joining Intel, Mr. Swan served as Operating Partner at General Atlantic LLC, a private equity firm, from 2015 to 2016.
•He also served as Senior Vice President, Finance and Chief Financial Officer of eBay Inc. ("eBay") from 2006 to 2015.
•Previously, Mr. Swan served as Chief Financial Officer of Electronic Data Systems Corporation, Chief Financial Officer of TRW Inc., as well as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Webvan Group, Inc. Mr. Swan began his career in 1985 at General Electric, serving in numerous senior finance roles.
Mr. Swan is a member of the Board of Commissioners of GoTo Group. In addition to this public company board service, he is also a member of the Board of Directors of Flexport, the American Heart Association, and Kearney. Mr. Swan served on the Board of Directors of eBay Inc. from July 2015 until June 2023 and Intel Corporation from January 2019 until February 2021.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class B Shareholders vote FOR the election of the nominees above to the Board of Directors.

2023 PROXY STATEMENT 18

INDIVIDUAL BOARD SKILLS MATRIX

EXPERIENCE, EXPERTISE, OR ATTRIBUTES	BENKO	COOK	DONAHOE	DUCKETT	GIL	GRAF	M HENRY	P HENRY	KNIGHT	PARKER	PELUSO	ROGERS	SWAN

DIVERSITY
Gender, racial, or ethnic diversity that adds a range of perspectives and expands the Board's understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.
	✓			✓	✓		✓	✓			✓	✓
FINANCIAL EXPERTISE Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓

CEO EXPERIENCE
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.
		✓	✓	✓					✓	✓	✓	✓	✓

INTERNATIONAL
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.
	✓	✓	✓		✓	✓	✓	✓		✓	✓		✓

DIGITAL/TECHNOLOGY
Technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
	✓	✓	✓				✓				✓		✓
RETAIL INDUSTRY Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.		✓	✓	✓			✓			✓	✓		✓
MEDIA Media experience provides the Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.					✓				✓
ACADEMIA Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.								✓
HR/TALENT MANAGEMENT HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	✓	✓	✓	✓	✓					✓	✓		✓
GOVERNANCE Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.		✓	✓			✓	✓	✓		✓	✓	✓	✓

19 NIKE, INC.

DIRECTOR NOMINATIONS
The Board of Directors takes an "evergreen" approach to Board refreshment, cultivating relationships with top talent on an ongoing basis. The Corporate Responsibility, Sustainability & Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Responsibility, Sustainability & Governance Committee or the Board, suggestions from Company management, and shareholder recommendations. The committee may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the Corporate Responsibility, Sustainability & Governance Committee by submitting a written recommendation to the committee, c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The recommendation should include the candidate's name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company's proxy statement and to serve as a director, if elected.
The Board of Directors has adopted qualification standards for the selection of non-management nominees for director, which can be found at our corporate website: http://investors.nike.com. As provided in these standards and the Company's corporate governance guidelines, nominees for director are selected on the basis of, among other things, distinguished business experience or other non-business achievements; education; significant knowledge of international business, finance, marketing, technology, human resources, diversity, equity, and inclusion, law, or other fields which are complementary to, and balance the knowledge of, other Board members; a desire to represent and serve the interests of all shareholders; independence; good character; ethics; sound judgment; diversity; and ability to devote substantial time to discharge Board responsibilities.
The Corporate Responsibility, Sustainability & Governance Committee identifies qualified potential candidates without regard to their age, gender, race, national origin, sexual orientation, or religion. While the Board has no policy regarding Board member diversity, the Corporate Responsibility, Sustainability & Governance Committee considers and discusses diversity in selecting nominees for director and in the re-nomination of an incumbent director. The committee views diversity broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoint, geographic location, education, skills and expertise (including financial, accounting, compliance, corporate social responsibility, public policy, cybersecurity, or other expertise relevant to service on the Board), professional and industry experience, and personal characteristics (including gender, ethnicity/race, and sexual orientation). The Board believes that a variety and balance of perspectives on the Board results in more thoughtful and robust deliberations, and ultimately, better decisions.
In considering the re-nomination of an incumbent director, the Corporate Responsibility, Sustainability & Governance Committee reviews the director's overall service to the Company during his or her term, including the number of meetings attended, level of participation, and quality of performance, as well as any special skills, experience, or diversity that such director brings to the Board. All potential new director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Chair of the Corporate Responsibility, Sustainability & Governance Committee, who may seek additional information about the background and qualifications of the candidate, and who may determine that a candidate does not have qualifications that merit further consideration by the full committee. With respect to new director candidates who pass the initial screening, the Corporate Responsibility, Sustainability & Governance Committee meets to discuss and consider each candidate's qualifications and potential contributions to the Board, and determines by majority vote whether to recommend such candidate to the Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings or include a candidate on the slate of nominees proposed at an annual meeting is made by the Board.
It is the general policy of the Board that directors will not stand for re‑election after reaching the age of 72.
DIRECTOR INDEPENDENCE
Pursuant to New York Stock Exchange ("NYSE") listing rules, in order for a director to qualify as "independent", the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director's independence. The Board affirmatively determined that commercial or charitable relationships below the following thresholds will not be considered material relationships that impair a director's independence: (1) if a NIKE director or immediate family member is an executive officer of another company that does business with NIKE and the annual sales to, or purchases from, NIKE are less than one percent of the annual revenues of the other company; and (2) if a NIKE director or immediate family member serves as an officer, director, or trustee of a charitable organization, and NIKE's contributions to the organization are less than one percent of that organization's total annual charitable receipts. After applying this categorical standard and the applicable NYSE independence standards, the Board has determined that the following directors who served during fiscal 2023 and/or will stand for election to the Board at the Annual Meeting—Cathleen Benko, Elizabeth Comstock, Timothy Cook, Thasunda Duckett, Mónica Gil, Alan Graf, Jr., Maria Henry, Peter Henry, Michelle Peluso, John Rogers, Jr., and Robert Swan—have no material relationship with the Company and, therefore, are independent. Messrs. John Donahoe II, Travis Knight, and Mark Parker were not independent pursuant to NYSE rules. Messrs. Donahoe and Parker were not independent pursuant to NYSE rules because they were employed by the Company during fiscal 2023. Mr. Knight was not independent pursuant to NYSE rules because he is the son of NIKE's co-founder and former Chairman of the Board, Mr. Philip Knight, who received compensation in excess of the

2023 PROXY STATEMENT 20

threshold set forth in applicable NYSE rules for his position as Chairman Emeritus. The compensation paid to Mr. Philip Knight is described in the section below titled "Additional Information—Transactions with Related Persons".
BOARD STRUCTURE AND RESPONSIBILITIES
The Board is currently composed of ten independent directors and three directors who are not independent under the NYSE listing rules. During fiscal 2023, there were four meetings of the Board and all of our directors attended at least 75 percent of the total number of meetings of the Board and committees on which he or she served. The Company encourages all directors to attend each annual meeting of shareholders, and all the directors then standing for election attended the 2022 annual meeting.
BOARD LEADERSHIP STRUCTURE
NIKE's governing documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company's shareholders. Effective January 2020, the Company separated the position of Chair of the Board from the position of President and CEO, although this is not a permanent policy of the Board. The Executive Chairman, Mr. Mark Parker, presides over meetings of the Board of Directors and shareholders. The President and CEO, Mr. John Donahoe II, is in charge of the general supervision, direction, and control of the business and affairs of the Company, subject to the overall direction and supervision of the Board and its committees.
Given the particular experience and tenure of Messrs. Parker and Donahoe, the Board believes this leadership structure is appropriate for the Company because it separates the leadership of the Board from the duties of day-to-day leadership of the Company. This structure permits Mr. Donahoe to primarily focus his time and attention on the business, while Mr. Parker directs his attention to the broad strategic issues considered by the Board of Directors. This structure works particularly well given the talent, experience and professional relationship of Messrs. Donahoe and Parker established during Mr. Donahoe's service on the Board beginning in 2014.
In 2016, the Corporate Responsibility, Sustainability & Governance Committee established the position of lead independent director to ensure strong independent leadership of the Board. The position of Lead Independent Director is entrusted to execute the following functions:
•serve as a liaison between the Chair and the independent directors;
•approve the meeting agendas for the Board;
•advise the Chair regarding the sufficiency, quality, quantity, and timeliness of information provided to the Board;
•ensure that meeting schedules permit sufficient time for discussion of all agenda items;
•provide consultation and direct communication with major shareholders, if requested;
•preside at meetings of the Board at which the Chair is not present, including executive sessions; and
•perform other duties specified in the Lead Independent Director Charter.
In June 2022, the Board re-appointed Mr. Timothy Cook to serve as Lead Independent Director for a term of three years. Mr. Cook continues to serve as Lead Independent Director of the Company working in collaboration with Messrs. Parker and Donahoe.
The chairs of Board committees also play an active role in the leadership structure of the Board. The Corporate Responsibility, Sustainability & Governance Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company's senior executives to ensure the committees are discussing the key strategic risks and opportunities of the Company. In the absence of the Lead Independent Director, a presiding director is appointed to chair executive sessions of non-management directors (consisting of all directors other than Messrs. Parker and Donahoe). The position of presiding director is rotated among the chairs of the various Board committees, other than the Executive Committee. Executive sessions are regularly scheduled and held at least once each year.
Mr. Philip Knight, co-founder and former Chairman of the Company, serves as Chairman Emeritus, with a standing invitation to attend meetings of the Board and its committees as a non-voting observer. The Board believes that it benefits from the valuable experience and insights of the Company's co-founder and former Chairman of the Board.
For all of these reasons, the Board believes this leadership structure is optimal.

21 NIKE, INC.

BOARD COMMITTEES
The Board's current standing committees are an Audit & Finance Committee; a Compensation Committee; a Corporate Responsibility, Sustainability & Governance Committee; and an Executive Committee. The Board may appoint other committees from time to time. Each standing committee has a written charter and all such charters, as well as the Company's corporate governance guidelines, are available at the Company's corporate website, http://investors.nike.com, and will be provided in print to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453.
AUDIT & FINANCE COMMITTEE

MEMBERS*: Alan Graf, Jr., Chair Maria Henry Peter Henry Robert Swan MEETINGS IN FY ’23: 12
ROLES AND RESPONSIBILITIES:
The Audit & Finance Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to:
•Matters involving the Company's accounting, auditing, financial reporting, and internal controls;
•Overseeing the Company's financial policies and activities;
•Matters involving information security (including risks related to cyber security) and data protection;
•The integrity of the Company's financial statements and activities of the Company that may have a material impact on the financial position of the Company;
•The Company's compliance with legal and regulatory requirements;
•The independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor;
•The Company's risk assessment and risk management processes and practices; and
•Considering long-term financing options, long-range tax, financial regulatory and foreign currency issues facing the Company, and management's recommendations concerning capital deployment strategy, major capital expenditures, and material acquisitions or divestitures.
The Board has determined that each member of the Audit & Finance Committee meets all independence and financial literacy requirements applicable to audit committees under the NYSE listing standards and applicable regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"). The Board has also determined that each of Mr. Graf, Ms. Henry, and Mr. Swan is an "audit committee financial expert" as defined in regulations adopted by the SEC.

*     Ms. Cathleen Benko served on the Audit & Finance Committee until October 6, 2022. Mr. Robert Swan and Ms. Maria Henry were appointed to the Audit & Finance Committee effective October 7, 2022 and June 1, 2023, respectively.
COMPENSATION COMMITTEE

MEMBERS*: Cathleen Benko Timothy Cook, Chair Mónica Gil MEETINGS IN FY ’23: 4
ROLES AND RESPONSIBILITIES:
The Compensation Committee discharges the Board's responsibilities regarding executive and director compensation and senior leadership succession, and its duties include the following:
•Evaluate the performance of the CEO;
•Review and approve the compensation of each executive officer;
•Grant equity incentive awards under the NIKE, Inc. Stock Incentive Plan, and determine targets and awards under the NIKE, Inc. Executive Performance Sharing Plan and the NIKE, Inc. Long-Term Incentive Plan;
•Review and provide guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
•Make recommendations to the Board regarding the compensation of directors.
The Board has determined that each member of the Compensation Committee meets all independence requirements applicable to compensation committees under the NYSE listing standards.

*     Ms. Elizabeth Comstock served on the Compensation Committee until her retirement from the Board on September 20, 2022. Ms. Mónica Gil was appointed to the Compensation Committee effective September 20, 2022.

2023 PROXY STATEMENT 22

CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE

MEMBERS: Thasunda Duckett Michelle Peluso, Chair John Rogers, Jr. MEETINGS IN FY ’23: 4
ROLES AND RESPONSIBILITIES:
The Corporate Responsibility, Sustainability & Governance Committee sets the tone and pace for corporate governance and oversees our Purpose to move the world forward through the power of sport, with a focus on the three pillars of people, planet, and play. Its duties include the following:
•Review and evaluate NIKE's significant strategies, activities, policies, investments, and programs regarding social purpose, corporate responsibility, and sustainability;
•Provide oversight of management's efforts to ensure that the Company's dedication to sustainability is reflected in its business operations;
•Monitor the Company's progress towards its diversity, equity and inclusion objectives and compliance with the Company's responsibilities as an equal opportunity employer;
•Review and evaluate the social, political, and environmental impact, trends, and issues in connection with the Company's business activities and make recommendations to the Board;
•Provide oversight of the Company's community and social impact efforts;
•Review transactions with related persons in accordance with the Company's policies;
•Oversee protection of the Company's corporate reputation and other matters of importance to the Company and its stakeholders;
•Continue to identify individuals qualified to become Board members and recommend director nominees for election at each annual shareholder meeting;
•Review and reassess the Company's corporate governance framework, and make recommendations to the Board regarding proposed changes; and
•Oversee the annual self-evaluations of the Board and its committees and make recommendations to the Board concerning the structure and membership of the Board committees.
The Board has determined that each member of the Corporate Responsibility, Sustainability & Governance Committee meets all independence requirements applicable to nominating/corporate governance committees under the NYSE listing standards.

EXECUTIVE COMMITTEE

MEMBERS: John Donahoe II Travis Knight Mark Parker, Chair MEETINGS IN FY ’23: 0
ROLES AND RESPONSIBILITIES:
The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board.
•In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling conflicts make it difficult or impracticable to assemble the full Board.
•All actions taken by the Executive Committee must be reported at the next Board meeting, or as soon thereafter as practicable.
The Executive Committee held no formal meetings during fiscal 2023, but took action by unanimous written consent.

23 NIKE, INC.

THE BOARD’S ROLE IN RISK OVERSIGHT
While the Company's management team is responsible for day-to-day management of the various risks facing the Company, the Board takes an active role in the oversight of the management of critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of NIKE's business strategy. The Board recognizes it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its strategic objectives.

THE BOARD OF DIRECTORS
The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. While the Audit & Finance Committee is responsible for oversight of management's risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee's area of responsibility as reflected in the committee charters.

BOARD COMMITTEES

The AUDIT & FINANCE COMMITTEE oversees risks related to the Company's financial statements, the financial reporting process, accounting, legal matters, investments, access to capital and capital deployment, currency risk and hedging programs, information security (including risks related to cybersecurity), and data protection. The committee oversees the internal audit function, reviews a risk-based plan of internal audits, and reviews a risk-based integrated audit of internal controls over financial reporting. The committee meets separately with the Vice President of Global Audit and Chief Risk Officer, representatives of the independent registered public accountants, and senior management.

The COMPENSATION COMMITTEE oversees risks associated with the Company's compensation philosophy and programs and executive succession and development.

The CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE oversees risks associated with corporate social purpose and company governance, including NIKE's Code of Conduct and its compliance programs, and the structure and performance of the Board and its committees. The committee also oversees protection of the Company's corporate reputation including issues that involve social and community engagement, workplace diversity, equity, and inclusion, and sustainability relating to the Company's products, its supply chain (including labor practices), and the environment.

EXECUTIVE LEADERSHIP TEAM
Each committee chair works with one or more senior executives assigned to assist the committee in: developing agendas for the year and for each meeting, paying particular attention to areas of business risk identified by management, Board members, internal and external auditors, and in their committee charter; and scheduling agenda topics, presentations, and discussions regarding business risks within their area of responsibility. At meetings, the committees discuss areas of business risk, the potential impact, and management's initiatives to manage business risk, often within the context of important business decisions. Through this process, key business risk areas are reviewed at appropriate times, with some topics reviewed on multiple occasions throughout the year. At every Board meeting, each committee chair provides a report to the full Board outlining the committee's discussions and actions, including those affecting the oversight of various risks.

The Company believes its leadership structure, discussed in detail above, supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.
THE BOARD’S ROLE IN ESG OVERSIGHT
The Board takes an active role overseeing NIKE's commitment to, and progress on, environmental, social, and governance ("ESG") matters. The Board oversees ESG matters primarily through the Corporate Responsibility, Sustainability & Governance

2023 PROXY STATEMENT 24

Committee. In addition to overseeing corporate governance (generally, the "G" in "ESG"), this committee also oversees the risks and opportunities associated with NIKE's Purpose to move the world forward through the power of sport, with a focus on the three pillars of people, planet, and play (generally, the "E" and "S" in "ESG"). The committee's responsibilities include reviewing and providing guidance to management regarding significant Purpose strategies, activities, policies, investments, and programs; reviewing the development of NIKE's five-year Purpose targets and long-term sustainability targets, and monitoring the Company's progress towards those targets; and reviewing and providing guidance to management regarding NIKE's annual Impact Report, which describes our progress towards our Purpose targets for our shareholders and other stakeholders. The Compensation Committee also plays a key role with respect to ESG by overseeing talent management and development for executive officers and senior management, including with respect to employee engagement and workplace diversity, equity, and inclusion. More information about Purpose, including NIKE's annual Impact Report, is available on the Impact section of our website.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
Shareholders or interested parties desiring to communicate directly with the Board or with any individual director may do so in writing addressed to the intended recipient or recipients, c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The Office of the Corporate Secretary reviews all such communications and refers relevant correspondence directly to a director, as appropriate. In addition, the Office of the Corporate Secretary regularly summarizes for the Board all communications that relate to the functions of the Board or its committees or that otherwise warrant Board attention.

CODE OF CONDUCT
The NIKE Code of Conduct is available at the Company's corporate website, http://investors.nike.com, and will be provided in print without charge to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453. The Code of Conduct applies to all of the Company's employees and directors, including our CEO and all other executive officers. The Code of Conduct provides that any waiver of the Code of Conduct for executive officers or directors may be made only by the Board or a committee of the Board. Any such waiver will be publicly disclosed, when required by law. The Company plans to disclose amendments to, and waivers from, the Code of Conduct on the Company's corporate website: http://investors.nike.com.
CAPITAL STRUCTURE
Since NIKE's initial public offering in 1980, the Company's articles of incorporation have provided for NIKE to have two classes of voting stock, consisting of the Class A Stock and the Class B Stock.
RIGHTS AND HOLDERS OF COMMON STOCK
The shares of Class A Stock and Class B Stock have identical voting and economic rights except that the holders of the Class A Stock and Class B Stock vote as separate classes for purposes of electing directors. As long as the number of outstanding shares of Class B Stock is between 25% and 87.5% of the total number of outstanding shares of Common Stock (as is currently the case), the holders of the Class B Stock, voting as a separate class, have the right to elect 25% of the Board (rounded up to the nearest whole number) and the holders of the Class A Stock, voting as a separate class, have the right to elect the remaining directors. If at any time the outstanding number of shares of Class A Stock is less than 12.5% of the total number of outstanding shares of Common Stock, then the Class B Stock, voting as a separate class, will continue to have the right to elect 25% of the Board (rounded up to the nearest whole number), and the Class A Stock and Class B Stock will vote together as a single class to elect the remaining directors.
Because there are currently thirteen directors on the Board and the outstanding number of shares of Class B Stock is between 25% and 87.5% of the outstanding shares of Common Stock, the holders of the Class B Stock are entitled to elect four directors at the Annual Meeting and the holders of the Class A Stock are entitled to elect the remaining nine. On all other matters besides the election of directors (including Proposals 2, 3, 4, 5, and 6), the Class A Stock and Class B Stock vote together as a single class, each with one vote per share.

25 NIKE, INC.

Each share of Class A Stock is convertible into one share of Class B Stock. Such conversion is solely at the option of the holder, and cannot be dictated by either the Company or the Board. The Class A Stock is currently primarily held by Swoosh, LLC, an entity that was formed by Mr. Philip Knight, NIKE's co-founder, in 2015 to hold the majority of his shares of Class A Stock.
For additional information regarding NIKE's classes of Common Stock, see the description of the Company's securities included as Exhibit 4.7 to NIKE's Annual Report on Form 10-K for fiscal 2023. For additional information regarding key holders of the Class A Stock and Class B Stock, see the section below titled "Stock Ownership Information—Stock Holdings of Certain Owners and Management".
STRUCTURAL ADVANTAGES
Our unique capital structure enables NIKE to focus on long-term strategy, which our Board believes is critical to creating long-term value. This long-term vision has enabled the Company to prioritize research and development and innovation, to invest in transformations in support of our strategic objectives, and to integrate Purpose into our business strategy. It has also helped to preserve and advance NIKE's unique culture, which we believe powers our success.
At the same time, our capital structure meaningfully protects and represents the interests of our public Class B shareholders. All of our directors, regardless of which class of Common Stock elected them, have fiduciary duties to act in the best interests of all NIKE shareholders. In addition, all directors are subject to the same nomination and evaluation processes, which are described in the section above titled "NIKE, Inc. Board of Directors—Director Nominations", and the Board considers all directors when assessing the mixture of experience, attributes, and skills represented on the Board. All of the directors elected by our Class B shareholders, as well as six out of nine of the directors elected by our Class A shareholders, are independent, and only independent directors sit on the Audit & Finance Committee, the Compensation Committee, and the Corporate Responsibility, Sustainability & Governance Committee.
INVESTOR FEEDBACK
Although the Board cannot change or eliminate our dual class capital structure without the approval of the holders of the Class A Stock, the Company believes it is important to engage regularly with Class B shareholders to understand their views on NIKE's capital structure. The majority of shareholders with whom we engaged since our last annual meeting expressed that they did not have concerns with the Company's dual class structure in light of the fact that it provides for equal voting and economic rights on all matters other than the election of directors, as well as the Company's long history of strong corporate governance practices, effective Board composition, and extensive shareholder engagement. However, some shareholders expressed a desire for the slate of Class B director nominees to include a member from each of the key Board committees and to be refreshed more frequently. In response to that feedback, the Company's Class B slate was updated for this Annual Meeting to include a balance of continuing and new Class B director nominees and to include a member of each of the three key Board committees: the Audit & Finance Committee, the Compensation Committee, and the Corporate Responsibility, Sustainability & Governance Committee.
SHAREHOLDER ENGAGEMENT
Our approach to governance is informed by the insights and perspectives of our Class B shareholders. We greatly value the opportunity to engage with and solicit feedback from our shareholders regarding matters involving the Company, with a focus on ESG matters, and we believe that maintaining an open dialogue strengthens the Company's approach to its corporate governance practices and disclosures. Below is an overview of the Company's fiscal 2023 engagement practices regarding ESG matters. These ESG-related engagements take place in addition to regular financial-related outreach led by our Investor Relations team and engagement with shareholder proponents led by our Office of the Corporate Secretary.

INTEGRATED ENGAGEMENT TEAM	TYPES OF ENGAGEMENT	KEY FY23 ENGAGEMENT TOPICS
•Independent Directors •Investor Relations •Total Rewards and Executive Compensation •Office of the Corporate Secretary •Sustainability •Responsible Supply Chain	•One-on-one meetings •Small group calls •E-mail communications	•Board composition •Risk oversight •Capital structure •Executive compensation •Purpose strategy •Responsible sourcing •Environmental sustainability •Diversity, equity, and inclusion

In fiscal 2023, we engaged with shareholders representing 52% of our Class B shares

2023 PROXY STATEMENT 26

The Board is committed to understanding the views of our shareholders. Therefore, independent members of our Board—consisting of the Chair of our Corporate Responsibility, Sustainability & Governance Committee as well as our Lead Independent Director and Chair of our Compensation Committee—actively participated in engagements with certain of the Company's largest investors during fiscal 2023. In addition, management and our Board leadership ensures that key themes and feedback that emerge during these engagements are reported back to the full Board and any relevant committees, so that we can continue to refine and adapt our practices to better address the issues that our shareholders raise with us.
The Board and management carefully consider and integrate shareholder feedback into the Company's practices and disclosures. Recent changes to our practices include refreshing the slate of Class B director nominees for this Annual Meeting (as described in the section above titled "Capital Structure—Investor Feedback"); refining our fiscal 2023 executive compensation program, including by increasing the proportion of the long-term incentive mix delivered in the form of performance-based restricted stock units (as described in the section below titled "Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Say-on-Pay Results and Response"); and revising the NIKE, Inc. Policy on Public Policy and Political Activities in fiscal 2022 to increase transparency regarding political contributions. We have also enhanced our proxy statement disclosures over the past several years in response to shareholder feedback, including providing additional detail and transparency regarding Board diversity, Board oversight of ESG, and our capital structure.
DIRECTOR COMPENSATION FOR FISCAL 2023

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(2)(3) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)
Cathleen Benko(5)	101,745	200,190	—	19,995	321,890
Elizabeth Comstock(6)	27,473	—	—	—	27,473
Timothy Cook	165,000	200,190	—	—	365,190
Thasunda Duckett	100,000	200,190	—	20,000	320,190
Mónica Gil(7)	69,780	190,092	—	—	259,872
Alan Graf, Jr.	135,000	200,190	—	—	335,190
Peter Henry	105,000	200,190	—	12,500	317,690
Travis Knight	100,000	200,190	—	—	300,190
Michelle Peluso	125,000	200,190	—	97,140	422,330
John Rogers, Jr.	100,000	200,190	—	—	300,190
Robert Swan(7)(8)	73,035	190,092	—	20,000	283,127
(1)Does not include Maria Henry, who was appointed to the Board effective June 1, 2023.
(2)Represents the grant date fair value of restricted stock awards granted in fiscal 2023 computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of our Class B Stock on the grant date. As of May 31, 2023, Ms. Gil and Mr. Swan held 1,856 shares of unvested restricted stock and each other non-employee director then serving held 1,804 shares of unvested restricted stock.
(3)As of May 31, 2023, Mr. Cook held options for 14,000 shares of our Class B Stock, and no other non-employee director held outstanding options.
(4)For Ms. Peluso, consists of $20,000 in matched contributions to charities, $76,060 in security services, and the value of Company-related merchandise. For the other directors, consists of matched contributions to charities in the following amounts: Ms. Benko, $19,995; Ms. Duckett, $20,000; Mr. Henry, $12,500; and Mr. Swan $20,000.
(5)Ms. Benko served on the Audit & Finance Committee through October 6, 2022, therefore her Audit & Finance Committee annual retainer was prorated.
(6)Ms. Comstock did not stand for re-election at our 2022 annual meeting of shareholders and retired effective September 9, 2022, therefore her annual retainer was prorated.
(7)Ms. Gil and Mr. Swan were appointed to the Board on September 20, 2022, therefore their annual retainers were prorated.
(8)Mr. Swan was appointed to the Audit & Finance Committee effective October 7, 2022, therefore his Audit & Finance Committee annual retainer was prorated.
DIRECTOR FEES AND ARRANGEMENTS
Under our director compensation program in effect for fiscal 2023, non-employee directors receive:
•An annual retainer of $100,000, paid in quarterly installments.
•Upon appointment to the Board, a one-time, sign-on restricted stock award valued at $200,000 on the date of grant, generally, the date of appointment. The one-time, sign-on restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the first anniversary of the date of grant.

27 NIKE, INC.

•An annual restricted stock award valued at $200,000 on the date of grant, generally, the date of each annual meeting of shareholders. The number of restricted shares granted to each director for fiscal 2023 was determined by dividing the director's award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. The annual restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the earlier of the next annual meeting and the last day of the 12th full calendar month following the date of grant.
•For the Lead Independent Director, an annual retainer of $40,000, paid in quarterly installments.
•For chairs of Board committees (other than the Executive Committee), an annual retainer of $25,000 for each committee chaired ($30,000 for the chair of the Audit & Finance Committee), paid in quarterly installments.
•For Audit & Finance Committee members, an additional annual retainer of $5,000, paid in quarterly installments.
•Payment or reimbursement of travel and other expenses incurred in attending Board meetings.
•Matching charitable contributions under the NIKE Matching Gift Program, under which directors are eligible to contribute to qualified charitable organizations and the Company provides a matching contribution to the charities in an equal amount, up to $20,000 in the aggregate, for each director annually.
Neither Mr. Donahoe nor Mr. Parker received any additional compensation for services provided as a director in fiscal 2023.
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
NIKE maintains stock ownership guidelines for all non-employee directors. Under these guidelines, directors are required to hold NIKE stock valued at five times their annual cash retainer. New directors are required to attain these ownership levels within five years of their election to the Board. Each of our directors has met or is on track to meet the specified ownership level.
DIRECTOR PARTICIPATION IN DEFERRED COMPENSATION PLAN
Under our Deferred Compensation Plan, non-employee directors may elect in advance to defer up to 100 percent of the director fees paid by the Company. For a description of the plan, see the section below titled "Executive Compensation—Executive Compensation Tables—Non-Qualified Deferred Compensation in Fiscal 2023—Non-Qualified Deferred Compensation Plans".

2023 PROXY STATEMENT 28

EXECUTIVE COMPENSATION

PROPOSAL 2 SHAREHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are submitting to shareholders our annual "say-on-pay proposal", an advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement.
At our 2022 annual meeting of shareholders, approximately 65% of the votes cast on the say-on-pay proposal were voted in favor of the proposal, which indicated that there was a continuing opportunity for us to further understand our shareholders' feedback and take action to be responsive. Therefore, as further described in this section, during fiscal 2023 members of management and the Board continued to engage with shareholders to better understand and address their concerns.
As discussed in this section, our executive compensation program is designed to attract and retain top-tier talent and maximize shareholder value. To achieve the objectives of our executive compensation program and emphasize pay-for-performance principles, the Compensation Committee has continued to employ strong governance practices, including:
•    basing a majority of total compensation on performance and retention incentives;
•    setting incentive award targets based on clearly disclosed, objective performance measures;
•    mitigating undue risk associated with compensation by using multiple performance targets, caps on potential incentive payments, and a clawback policy; and
•    requiring executive officers to hold NIKE stock through published stock ownership guidelines.
Because your vote is advisory, it will not be binding on the Board. However, the Board values shareholder opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR approval of the following resolution:
RESOLVED, that the shareholders approve the fiscal 2023 compensation paid to the Named Executive Officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables).

29 NIKE, INC.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation program, philosophy, decisions, and process for the compensation of our Named Executive Officers for fiscal 2023:

NAMED EXECUTIVE OFFICER	TITLE[1]
John Donahoe II	President and Chief Executive Officer
Mark Parker	Executive Chairman
Matthew Friend	Executive Vice President and Chief Financial Officer
Andrew Campion	Chief Operating Officer
Heidi O'Neill	President, Consumer and Marketplace
(1)    Reflects titles as of May 31, 2023, which was the last day of fiscal 2023. Effective June 1, 2023, the first day of fiscal 2024, Mr. Campion ceased serving as Chief Operating Officer and became NIKE's Managing Director, Strategic Business Ventures, and Ms. O'Neill became NIKE's President, Consumer, Product & Brand.
This Compensation Discussion and Analysis is organized into four sections:
•Executive Summary (page 31)
•Compensation of Our Named Executive Officers (page 34)
•Our Compensation Process (page 41)
•Other Compensation Practices (page 42)

Key Defined Terms
TERM	DEFINITION
401(k) Plan	401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc.
Absolute TSR	Company total shareholder return for the applicable performance period
Adjusted Digital Revenue
Company revenue generated through sales on NIKE digital platforms, excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; other extraordinary, unusual, or infrequently occurring items; and the unanticipated impact from Nike Virtual Studios and RTFKT

Adjusted EBIT	EBIT, excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; other extraordinary, unusual, or infrequently occurring items; and the unanticipated impact from Nike Virtual Studios and RTFKT
Adjusted Revenue
Company revenue, excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; other extraordinary, unusual, or infrequently occurring items; and the unanticipated impact from Nike Virtual Studios and RTFKT

CD&A	Compensation Discussion and Analysis
EBIT	Company earnings before interest and taxes
LTIP	NIKE, Inc. Amended and Restated Long-Term Incentive Plan
NEO	Named Executive Officer
PSP	NIKE, Inc. Executive Performance Sharing Plan
PSU	Performance-based restricted stock unit
Relative TSR	Absolute TSR for the applicable performance period relative to total shareholder return over the same period for the other companies in the S&P 500
RSU	Time-vesting restricted stock unit
SIP	NIKE, Inc. Stock Incentive Plan

2023 PROXY STATEMENT 30

EXECUTIVE SUMMARY
SAY-ON-PAY RESULTS AND RESPONSE

SCOPE OF OUTREACH & ENGAGEMENT
Our annual say-on-pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program, and as such is taken very seriously by the Compensation Committee and Board. In 2022, our executive compensation program received the support of approximately 65% of the total votes cast at our annual meeting of shareholders. This reflected a slight decrease in support compared to the 2021 say-on-pay vote, indicating to the Compensation Committee and the Board that there was an opportunity to further understand and consider investor perspectives on the recent changes to our compensation program and take additional responsive actions to address any ongoing concerns. As a result, we continued to actively seek feedback from shareholders and build on our record of responsiveness, reaching out to shareholders owning approximately 50% of outstanding shares of our Class B Stock and speaking with shareholders owning approximately 48% of outstanding shares of our Class B Stock. Our Lead Independent Director and Compensation Committee Chair, Timothy Cook, and our Corporate Responsibility, Sustainability & Governance Committee Chair, Michelle Peluso, participated in conversations with shareholders owning approximately 22% of outstanding shares of our Class B Stock. All feedback was shared with the Board and helped to shape the changes made to our executive compensation program and related disclosure, as set forth in this year's CD&A.

OUTREACH
37
shareholders
50%
Class B
shares

ENGAGEMENT
39
shareholders
48%
Class B
shares

Engaged with 100% of our top 10 institutional shareholders

Through this engagement, we learned that shareholders were generally supportive of changes made to our compensation program over the past two years, which have strengthened the alignment of our executives’ interests with those of our shareholders, continued our practice of tying compensation to progress on our Purpose targets, and reinforced our one-team culture. Shareholders also provided helpful feedback on fiscal 2022 compensation decisions and the continued evolution of our long-term incentive program, which informed a number of responsive actions described below.
While some shareholders understood the rationale for adjustments to the fiscal 2022 PSP given the unforeseen continued impacts of COVID-related disruptions in key geographies, others sought further clarification regarding the Compensation Committee's decision-making process, including its consideration of retention implications and its application of discretion under our "pay for performance" philosophy. During our conversations with shareholders, we discussed the challenges of setting rigorous targets in light of market uncertainty and the desire among shareholders to maintain a program design that prioritizes pay for performance and retention of top-tier talent, and aligns executive incentives with shareholder interests. These continue to be top priorities for NIKE, as reflected in our practices and disclosures with respect to our fiscal 2023 PSP.
We also discussed the continued evolution of the structure of our long-term incentive program, after replacing the cash-based LTIP awards with stock-based PSU awards beginning with the fiscal 2022 – 2024 performance period. This marked a significant shift in NIKE's program structure, and therefore required a transition period to phase-in delivering 50% of the long-term incentive awards in the form of PSUs. Shareholders broadly appreciated this commitment, but some expressed the desire for additional clarity on the specific timeline. The proportion of the total long-term incentive mix delivered in the form of PSUs was significantly increased for fiscal 2023 for all executive officers (excluding the Executive Chairman, who did not receive any new LTIP or PSU awards after fiscal 2021), and the phase-in will be completed with the fiscal 2024 awards. Shareholders also appreciated our additional proxy disclosure, including the Annual Direct Compensation Table, explaining the artificially inflated values in the Summary Compensation Table due to the shift to PSUs, which we have continued to provide in this year's proxy statement.
Our engagements with shareholders also provided the opportunity to discuss our continued incorporation of the "People & Planet" modifier into long-term incentive awards. Shareholders appreciated our thoughtful approach to the incorporation of progress on our Purpose targets as a consideration in executive compensation and supported the continued incorporation of the modifier. The fiscal 2021 – 2023 LTIP awards are the first to feature this modifier, and we have included robust disclosure in this CD&A regarding the methodology and rationale underlying the earnout, in line with feedback received from shareholders.
The Board and Compensation Committee greatly value these engagements with shareholders and are committed to maintaining ongoing dialogue and incorporating shareholder feedback into the design of the executive compensation program going forward.

31 NIKE, INC.

The following table summarizes feedback themes we heard from shareholders and actions taken to be responsive:

WHAT WE HEARD	HOW WE RESPONDED
Shareholders supported increasing the proportion of the total long-term incentive mix (PSUs, stock options, and RSUs) delivered in the form of PSUs to 50%, and recommended clarifying the timeline for implementing that change

•For fiscal 2023 awards, significantly increased the proportion of the total long-term incentive mix delivered in the form of PSUs to all executive officers who received PSUs, with 46% of CEO awards delivered as PSUs
•For fiscal 2024 awards, increasing the proportion of the total long-term incentive mix delivered in the form of PSUs to 50% for all executive officers who receive PSUs
•Committed to maintain at least 50% PSUs on a go-forward basis

Shareholders had mixed reactions to adjusting upwards the payout for fiscal 2022 PSP awards, with some shareholders objecting to the principal of upward adjustments and other shareholders supporting the adjustment based on the specific circumstances and methodology
•Confirmed that the Compensation Committee generally seeks to avoid upward adjustments to incentive plan payouts, and carefully considers any such adjustments to ensure the compensation program continues to pay for performance and retain top-tier talent

Shareholders continued to support the inclusion of the People & Planet modifier in long-term incentive awards, and expressed interest in understanding the methodology underlying long-term incentive award payout determinations
•Continued incorporating People & Planet modifier in fiscal 2023 – 2025 PSU awards
•Provided robust disclosure in this proxy statement regarding the methodology and rationale underlying the earnout of the People & Planet modifier for the 2021 – 2023 LTIP awards (the first awards to feature this modifier)

Shareholders understood that replacing cash-based LTIP awards with PSUs would artificially inflate values in the Summary Compensation Table for fiscal years 2022 and 2023 due to SEC rules	•Continued to include the Fiscal 2023 Annual Direct Compensation Table to clearly communicate how the Compensation Committee views compensation awarded for fiscal 2023
GUIDING COMPENSATION PRINCIPLES
•To drive business results and maximize shareholder value, our executive compensation is highly incentive-based.
•To emphasize long-term performance, increase alignment between executives and shareholders, and support retention, incentive compensation is weighted towards long-term awards.
•To foster teamwork and ensure internal pay equity, we utilize a cohort approach by aligning compensation across executive roles.
•To ensure that our executive compensation program supports our business strategy and talent plan, we determine cohort compensation levels by holistically considering factors relating to our business, the competitive market for top-tier talent, and the applicable executives.
ANNUAL DIRECT COMPENSATION ELEMENTS
NIKE's annual direct compensation for the Named Executive Officers generally consists of the following elements:

ELEMENT		KEY CHARACTERISTICS	PURPOSE
Base Salary		Fixed cash compensation	Provides market competitive baseline compensation to attract and retain top-tier talent
Annual Cash Incentive Award – PSP		Variable cash incentive compensation earned at 0% – 150% based on Company performance over a 1-year performance period	Motivates and rewards achievement of sustainable and profitable growth
Long-Term Incentive Awards – SIP	PSUs(1)	Variable stock-based incentive compensation earned at 0% – 200% based on Company performance over a 3-year performance period; value dependent upon achievement of performance metrics and our stock price	Aligns NEOs' interests with those of our shareholders by motivating and rewarding achievement of long-term shareholder value and growth; promotes retention
	Stock Options	Stock-based incentive compensation that generally vests in 4 equal annual installments; only provides value if our stock price appreciates	Aligns NEOs' interests with those of our shareholders by rewarding achievement of upside potential; promotes retention
	RSUs	Stock-based incentive compensation that generally vests in 3 equal annual installments; value tied to our stock price	Aligns NEOs' interests with those of our shareholders by rewarding long-term value creation; promotes retention
(1)Prior to fiscal year 2022, this portion of annual direct compensation was delivered in the form of cash-based awards under our LTIP. LTIP awards granted in fiscal 2021 were earned based on Company performance over fiscal years 2021 – 2023; their payout is described in the section below titled "Compensation of our Named Executive Officers—Long-Term Incentive—Fiscal 2021 Award Results" and included in the Summary Compensation Table as part of fiscal 2023 compensation due to SEC rules. There are no other outstanding LTIP awards.

2023 PROXY STATEMENT 32

FISCAL 2023 ANNUAL DIRECT COMPENSATION TABLE
In fiscal 2022, the Compensation Committee replaced cash-based LTIP awards with PSUs. Both types of awards are earned based on Company performance over a three-year performance period. Because SEC rules require that we report in the Summary Compensation Table cash-based incentive awards for the year earned and stock-based incentive awards for the year granted, for fiscal 2023 the Summary Compensation Table reflects both the payout of the fiscal 2021 – 2023 LTIP awards (which were awarded as part of fiscal 2021 annual compensation) and the grant of the fiscal 2023 – 2025 PSUs (which were awarded as part of fiscal 2023 annual compensation). The table below supplements the Summary Compensation Table, which appears on page 44. By excluding (1) the payout of the fiscal 2021 – 2023 LTIP awards and (2) perquisites, including the enhanced charitable match benefits provided to Messrs. Donahoe and Parker that are not actually received by these executives, we believe that the table below more accurately reflects how the Compensation Committee views fiscal 2023 annual direct compensation.

NAME(1)	SALARY	PSP(2)	PSUs(3)	RSUs(3)	STOCK OPTIONS(3)	TOTAL
John Donahoe II	$1,500,000	$3,570,000	$10,250,484	$2,969,971	$7,247,371	$25,537,826
Mark Parker	$1,000,000	—	—	—	$2,300,765	$3,300,765
Matthew Friend	$1,221,154	$1,785,000	$2,595,059	$1,484,986	$2,415,790	$9,501,989
Andrew Campion	$1,250,000	$1,785,000	$2,595,059	$1,484,986	$2,415,790	$9,530,835
Heidi O'Neill	$1,250,000	$1,785,000	$2,595,059	$1,484,986	$2,415,790	$9,530,835
(1)    The above table is not a substitute for the Summary Compensation Table set forth on page 44 of this proxy statement. The amounts in this table differ from the amounts determined under SEC rules as reported for fiscal 2023 in the Summary Compensation Table.
(2)    Reflects fiscal 2023 annual cash incentive awards under the PSP. These PSP awards were paid at 119% based on Company performance during fiscal 2023, as described in the section below titled "Compensation of our Named Executive Officers—Annual Cash Incentive".
(3)    Reflects fiscal 2023 grants of long-term incentive compensation—granted in the form of PSUs, RSUs, and stock options—computed, in each case, in accordance with accounting guidance applicable to stock-based compensation. PSUs will be earned between 0% and 200% of target based on Company performance during the fiscal 2023 – 2025 performance period.
EXECUTIVE COMPENSATION GOVERNANCE PRACTICES

WHAT WE DO	WHAT WE DON’T DO
✓ Base a majority of total compensation on performance and retention incentives
✓ Mitigate risk by using multiple performance periods and metrics, incentive payment caps, and a clawback policy
✓ Base incentive awards on clearly disclosed, objective performance goals
✓ Maintain robust stock ownership guidelines
✓ Vest stock-based awards over time to promote long-term performance and retention
✓ Provide only double-trigger change-in-control acceleration for stock-based awards

✗ No retirement acceleration for PSUs or RSUs
✗ No dividend equivalents paid on PSUs or RSUs unless and until shares are earned
✗ No repricing of stock options
✗ No hedging transactions or short sales permitted
✗ No pension or supplemental executive retirement plan
✗ No tax gross-ups for perquisites
✗ No cash-based change-in-control benefits
✗ No excise tax gross-ups upon change of control

33 NIKE, INC.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
COMPENSATION OBJECTIVES AND STRUCTURE
Our executive compensation program is designed to attract and retain top-tier talent in a competitive marketplace and to maximize shareholder value by rewarding NEOs for strong Company performance. The program generally consists of annual direct compensation, with a focus on incentive compensation, and competitive benefits that are generally consistent with the benefits offered to our other U.S.-based employees.
We structure our executive compensation program in the context of our business strategy and talent plan. To foster teamwork and ensure internal pay equity, we utilize a segmented cohort approach that aligns compensation across certain executive roles. Cohort compensation levels are determined by holistically considering factors such as future potential, individual performance, market insights, succession planning, retention, and leadership continuity. New executives are phased into a cohort by taking into consideration their relative experience, expected contributions, and market position.
Our philosophy is to "pay for performance" in order to drive business results and maximize shareholder value. As a result, executive compensation is highly incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program balances performance incentives, including by using multiple performance metrics and periods, and through a mixture of cash- and stock-based compensation elements. Stock-based compensation—which consists of PSUs, stock options, and RSUs—is also structured to pay for performance by linking the majority of each NEO's target total annual direct compensation directly to our stock price. The following chart illustrates the mix of components that make up fiscal 2023 target total annual direct compensation for our CEO.
BASE SALARY
Base salary is a fixed element of compensation that serves to attract and retain top-tier talent. Generally, the Compensation Committee reviews and determines base salaries for our Named Executive Officers in June, with any adjustments becoming effective in August of the same year. For fiscal 2023, the Compensation Committee increased Mr. Friend's base salary to align with his applicable cohort. Base salaries for each other NEO remained unchanged compared to fiscal 2022.

NAMED EXECUTIVE OFFICER	FISCAL 2023 BASE SALARY	% CHANGE(1)
John Donahoe II	$1,500,000	0%
Mark Parker	$1,000,000	0%
Matthew Friend	$1,250,000	13.6%
Andrew Campion	$1,250,000	0%
Heidi O'Neill	$1,250,000	0%
(1)Represents the change in base salary compared to fiscal 2022.

2023 PROXY STATEMENT 34

ANNUAL CASH INCENTIVE
Annual cash incentive awards are paid to the Named Executive Officers under our PSP. PSP awards reflect our "pay for performance" philosophy: they are earned between 0% and 150% of target based on Company performance during the fiscal year. The Compensation Committee retains discretion to adjust PSP metrics and award payouts based on individual or Company performance. To align employees and reinforce our one-team culture, the same compensation philosophy and metrics that underlie our PSP awards generally apply to all global employees who are eligible to participate in the Company's success through annual incentive bonuses.
For fiscal 2023, the Compensation Committee maintained PSP target awards for each Named Executive Officer at the same level as his or her fiscal 2022 PSP target award. Therefore, the fiscal 2023 PSP target awards were:

NAMED EXECUTIVE OFFICER	FISCAL 2023 PSP TARGET AWARD (% OF BASE SALARY)
John Donahoe II	200%
Mark Parker	0%
Matthew Friend	120%
Andrew Campion	120%
Heidi O'Neill	120%
In June 2022, the Compensation Committee selected three equally-weighted metrics for the fiscal 2023 PSP awards, designed to support our strategic priorities and drive sustainable and profitable growth. Consistent with the prior year, the fiscal 2023 PSP metrics consisted of: (1) Adjusted Revenue, to drive topline income; (2) Adjusted Digital Revenue, to support digital growth in connection with our Consumer Direct Acceleration strategy; and (3) Adjusted EBIT, to manage overall profitability. Also consistent with the prior year, the committee maintained a single, year-long performance period and set year-long goals for each metric.
In setting the year-long performance goals for the PSP, the Compensation Committee sought to drive sustainable and profitable growth in the context of a business environment characterized by significant potential volatility. In particular, the committee anticipated potential volatility due to outsized macro-economic factors, such as the impact of inflationary pressures on consumer confidence, and geopolitical factors. Accordingly, the Adjusted Revenue and Adjusted Digital Revenue target goals represented an increase of 6% and 15%, respectively, compared to actual fiscal 2022 revenue and digital revenue. The Adjusted EBIT target goal represented a decrease of 4% compared to actual fiscal 2022 EBIT, reflecting anticipated currency headwinds. Threshold and maximum goals for each metric were set non-equidistant from the applicable target goal, with additional downside stretch to balance achievability (in support of continued retention) with appropriate upside stretch (to incentivize and reward exceptional performance).
In support of our one-team culture, the fiscal 2023 broad-based annual bonus plan (applicable to employees below the executive officer level) used the same metrics as the PSP and also weighted them equally. However, the broad-based annual bonus plan used two equally-weighted, six-month performance periods to reduce the potential impact of volatility and thereby enable more aggressive target setting. To balance the commitment to a year-long performance period for the PSP with support for our one-team culture, the Compensation Committee determined in June 2022 that the payout level for the fiscal 2023 PSP would not exceed the payout level for the fiscal 2023 broad-based annual bonus plan, and committed to use its negative discretion to reduce the PSP payout level if necessary.
For fiscal 2023, Adjusted Revenue of $52.6 billion corresponded to an earnout of 150%, Adjusted Digital Revenue of $13.7 billion corresponded to an earnout of 137%, and Adjusted EBIT of $7.2 billion corresponded to an earnout of 147%. The earnouts for the three equally-weighted metrics were averaged together to calculate a PSP earnout of 145%. The Compensation Committee then considered that the payout level for the broad-based annual bonus plan (applicable to employees below the executive officer level) was 119% as a result of that plan using six-month performance periods. Consistent with our one-team culture as well as the Compensation Committee's determination at the beginning of fiscal 2023 that the PSP payout level would not exceed the payout level under the broad-based annual bonus plan, the committee reduced the payout level under the fiscal 2023 PSP to 119% for all executive officers. The fiscal 2023 PSP performance goals and achievement levels, and the Compensation Committee's decision-making, are illustrated below.

35 NIKE, INC.

FISCAL 2023 PERFORMANCE GOALS AND RESULTS
(Dollars in millions)

% PAYOUT	THRESHOLD 50%	TARGET 100%	MAXIMUM 150%
Adjusted Revenue(1) (Weighted 33.3%)				EARNOUT: 150%
Adjusted Digital Revenue(1) (Weighted 33.3%)				EARNOUT: 137%
Adjusted EBIT(1) (Weighted 33.3%)				EARNOUT: 147%

CALCULATED PSP EARNOUT				145%

ONE-TEAM CULTURE
•Payout under the broad-based annual bonus plan—based on the same equally-weighted metrics, but using two equally-weighted, six-month performance periods—was 119%
•Compensation Committee exercised negative discretion to reduce the PSP payout to equal the payout under the broad-based annual bonus plan, consistent with our one-team culture

FINAL FISCAL 2023 PSP PAYOUT				119%
(1) As described on page 30, each metric excluded the impact of certain non-operational events, to help drive and reward organic growth, as well as the unanticipated impact related to certain virtual products, due to the volatility inherent in the virtual products market and to help incubate the expansion of our virtual products business.
LONG-TERM INCENTIVE
Long-term incentive compensation incentivizes and rewards long-term Company performance, aligns executives' interests with those of our shareholders, and promotes retention in a highly competitive talent marketplace. Therefore, this element of our executive compensation program forms the largest portion of our Named Executive Officers' annual direct compensation, constituting 79% of fiscal 2023 target total annual direct compensation for Mr. Donahoe (67% for each other NEO). Fiscal 2023 long-term incentive compensation consisted of three components: PSUs, stock options, and RSUs, each granted under our SIP.
For fiscal 2023 awards, the Compensation Committee began evolving the long-term incentive award mix towards delivering 50% of the total award in the form of PSUs (excluding Mr. Parker, whose long-term incentive award is smaller and delivered entirely in the form of stock options due to his role as Executive Chairman). Accordingly, the committee significantly increased the proportion of PSUs for the fiscal 2023 long-term incentive awards, with Mr. Donahoe's award delivered 46% in the form of PSUs and the awards for each of Messrs. Friend and Campion and Ms. O'Neill delivered 36% in the form of PSUs. The evolution towards delivering 50% of the total long-term incentive award in the form of PSUs will be completed with the fiscal 2024 awards.
FISCAL 2023 AWARD GRANTS
The Compensation Committee determined the fiscal 2023 long-term incentive awards in June 2022. In setting the value of the total long-term incentive award, the committee considered multiple factors, including individual and Company performance, evolving responsibilities, our cohort compensation approach, and retaining top-tier talent in a highly competitive talent marketplace. With respect to the mix of the long-term incentive award components, the Compensation Committee began to phase in an increase in the proportion delivered in PSUs.
Accordingly, the Compensation Committee increased the target value of Mr. Donahoe's PSU award by $2,900,000 compared to fiscal 2022, maintained his stock option award at the same amount, and decreased his RSU award by $1,400,000. Given Mr. Parker's responsibilities as Executive Chairman, the committee maintained his same award value and mix compared to fiscal 2022. With respect to each other NEO, the Compensation Committee increased the target value of the PSU award by $1,000,000 to reflect the factors described above. The committee also increased Mr. Friend's stock option and RSU awards by $300,000 and $200,000, respectively, to align with his applicable cohort. The fiscal 2023 long-term incentive award values were:

2023 PROXY STATEMENT 36

NAMED EXECUTIVE OFFICER	TARGET PSUs	STOCK OPTIONS	RSUs	TOTAL FISCAL 2023 LONG-TERM INCENTIVE AWARDS
John Donahoe II	$7,900,000	$6,300,000	$2,800,000	$17,000,000
Mark Parker	—	$2,000,000	—	$2,000,000
Matthew Friend	$2,000,000	$2,100,000	$1,400,000	$5,500,000
Andrew Campion	$2,000,000	$2,100,000	$1,400,000	$5,500,000
Heidi O'Neill	$2,000,000	$2,100,000	$1,400,000	$5,500,000
FISCAL 2023 – 2025 PSUs
PSUs align our Named Executive Officers' interests with those of our shareholders by motivating and rewarding achievement of long-term shareholder value and growth. PSU awards reflect our "pay for performance" philosophy: they are earned between 0% and 200% of target based on Company performance during a three-year performance period.
In June 2022, the Compensation Committee selected the metric, corresponding performance goals, and award terms for the fiscal 2023 – 2025 PSU awards. The committee will determine the earnout of the fiscal 2023 – 2025 PSU awards following the completion of the three-year performance period, and any PSUs that are earned will vest on August 1, 2025.
Consistent with the prior year's awards, the Compensation Committee selected Relative TSR as the metric for the fiscal 2023 – 2025 PSU awards and continued to target above-median performance as shown in the table below:
FISCAL 2023 – 2025 PERFORMANCE GOALS

% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Relative TSR[1]
(1)Relative TSR for fiscal years 2023, 2024, and 2025, calculated using the 20-trading day average stock price and assuming that dividends paid during the performance period are reinvested in the applicable company's stock.
PSUs will be earned at 100% of target if the Company's Relative TSR for the performance period is at the 55th percentile, and will be earned at 0% if the Company's Relative TSR for the performance period is below the 25th percentile. PSU earnout based on Relative TSR performance is subject to a cap of 100% of target if Absolute TSR for the performance period is negative. The Compensation Committee selected three-year Relative TSR as the performance metric because it is an objective and transparent measure of long-term shareholder value, especially in the context of a volatile market. Furthermore, the cap on payout if Absolute TSR is negative incentivizes NEOs to pursue long-term growth.
The fiscal 2023 – 2025 PSU awards also contain a People & Planet modifier designed to support our commitment to Purpose, which is a key component of our long-term strategy. If Relative TSR meets or exceeds the threshold performance goal, the People & Planet modifier permits the Compensation Committee to adjust the earnout upwards or downwards by up to 20 percentage points (subject to both the 200% maximum earnout and the 100% Absolute TSR cap) based on a holistic assessment of the Company's performance with respect to employee engagement and inclusion, leadership diversity, and sustainability. Structuring the modifier as a holistic assessment ensures that the final earnout comprehensively balances these broad and disparate issues and appropriately reflects the spirit of our Purpose commitment. In determining the People & Planet modifier, the Compensation Committee will consider the Company's progress towards achieving certain of the five-year Purpose targets described in our fiscal 2022 Impact Report, including goals regarding increasing representation of women in our global corporate workforce and leadership positions; increasing representation of U.S. racial and ethnic minorities in our U.S. corporate workforce and at the Director level and above; employee feedback with respect to engagement and inclusion; foundational expectations related to responsible manufacturing in our supply chain; and operating more sustainably with respect to carbon, waste, water, and chemistry.
The target number of PSUs granted to each Named Executive Officer for fiscal 2023 was determined by dividing the NEO's target award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. PSUs accumulate dividend equivalents that are paid only when, and to the extent, they vest. To promote retention, PSU awards generally provide that any unvested PSUs are forfeited if the Named Executive Officer leaves the Company. Forfeiture is subject to partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
STOCK OPTIONS
Stock options align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of upside potential, and they reflect our "pay for performance" philosophy by rewarding the NEOs only if the price of our Class B Stock appreciates.

37 NIKE, INC.

The number of stock options granted to each NEO for fiscal 2023 was determined by dividing the NEO's award value by the Black-Scholes value (calculated based on a 20-day average stock price and the available five-year and seven-year interest rates) of a stock option on the date of grant. Options granted to the Named Executive Officers vest in equal annual installments over four years and have an exercise price equal to the closing market price of our stock on the date of grant (or the trading day immediately prior to the grant date, if the grant date is not a trading day). To promote retention, stock options generally provide that if a Named Executive Officer leaves the Company, they forfeit any unvested stock options. Forfeiture is subject to a limited retirement provision designed to encourage executives to delay retirement, as well as partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (each as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
RSUs
RSUs align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of long-term value creation, and they reflect our "pay for performance" philosophy because their value is directly tied to our Class B Stock price.
The number of RSUs granted to each NEO for fiscal 2023 was determined by dividing the NEO's award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. RSUs granted to the Named Executive Officers as part of long-term incentive compensation vest in equal annual installments over three years and accumulate dividend equivalents that are paid only upon vesting. To promote retention, RSU awards generally provide that any unvested RSUs are forfeited if the Named Executive Officer leaves the Company. Forfeiture is subject to partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
FISCAL 2021 AWARD RESULTS
In fiscal 2021, the long-term incentive compensation mix included cash-based awards under our LTIP. LTIP awards were replaced by PSUs beginning with fiscal 2022 awards. As previously disclosed in our 2021 proxy statement, the fiscal 2021 – 2023 LTIP awards granted in June 2020 were to be earned between 0% and 200% of target based on Relative TSR over a three-year performance period (subject to a payout cap of 100% if Absolute TSR was negative). In addition, if Relative TSR was achieved at or above the threshold performance goal, a People & Planet modifier would allow the award payout to be increased by up to 25 percentage points (subject to both the 200% maximum earnout and the 100% Absolute TSR cap) based on a holistic assessment of the Company's performance with respect to employee engagement and inclusion, leadership diversity, and sustainability.
NIKE's Relative TSR for fiscal years 2021 – 2023 was at the 37th percentile, corresponding to an earnout of 54%, and Absolute TSR for that period was positive. Relative TSR was calculated in comparison to the companies that were included in the S&P 500 as of May 31, 2023, using the 20-trading day average stock price and assuming that dividends paid during the performance period were reinvested in the applicable company's stock.
In June 2023, the Compensation Committee considered the People & Planet modifier. To support the Company's Purpose priorities—and to base the holistic assessment in data and quantitative metrics—the committee reviewed NIKE's progress towards our 2025 Purpose targets, which are challenging five-year targets that focus and objectivize our Purpose work. Specifically, the committee reviewed 14 targets:
•Inclusive culture and engagement: one target regarding employee engagement and inclusion
•Leadership diversity: three targets regarding representation in both the corporate workforce generally and in senior positions, for women globally and U.S. racial and ethnic minorities
•Sustainability: all nine Planet targets, covering issues regarding carbon, waste, water, and chemistry
•Foundational expectations: one target that addresses labor, health, safety, and environmental standards for facilities in our extended supply chain
More detail about each of these targets is available in NIKE's fiscal 2022 Impact Report, which is available on the Impact section of our website.
In determining the modifier, the Compensation Committee considered the significant progress made on these targets as of May 31, 2022, as reflected in the fiscal 2022 Impact Report. The committee considered the breadth of achievements, as indicated by strong progress for nine of the fourteen targets, including each leadership diversity target. The Compensation Committee also noted key sustainability work related to greenhouse gas emissions, waste diversion, and freshwater usage, as well as the ambitious expansion of the compliance program in connection with the foundational expectations target. The Compensation Committee supplemented the 2025 Purpose targets progress reflected in the Impact Report with additional quantitative and qualitative information, including continued progress on both People and Planet initiatives during fiscal 2023 as well as employee sentiment reported through employee engagement surveys. Based on this holistic assessment, the Compensation Committee determined a People & Planet modifier of 10%.

2023 PROXY STATEMENT 38

As illustrated below, combining the Relative TSR earnout of 54% with the People & Planet modifier of 10% resulted in a total payout of 64% for each of the NEOs.
FISCAL 2021 – 2023 PERFORMANCE RESULTS

FINANCIAL PERFORMANCE METRIC
% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Relative TSR				EARNOUT: 54%

PEOPLE & PLANET MODIFIER
•Solid and sustained progress towards both People and Planet initiatives throughout the performance period
•Broad scope of achievements reflected in the significant progress on nine of the fourteen 2025 Purpose targets, as reported in the fiscal 2022 Impact Report
•Breadth of achievement balanced by depth of achievement, including key sustainability work related to greenhouse gas emissions, waste diversion, and freshwater usage
MODIFIER: 10%

TOTAL PAYOUT	64%

OTHER COMPENSATION
PROFIT SHARING AND RETIREMENT PLANS
We maintain a U.S. tax qualified retirement savings plan—the 401(k) Plan—under which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax and after-tax contributions from their cash compensation. We make annual matching contributions for all participants equal to 100% of their pre-tax contributions up to 5% of their total eligible compensation.
The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan, and also limits the amount of salary and annual cash incentive award ($305,000 for fiscal 2023) that may be taken into account when determining contributions under that plan. Accordingly, we provide our Named Executive Officers and other highly compensated employees with the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Deferred Compensation Plan. We do not match deferrals to the Deferred Compensation Plan. Balances in the Deferred Compensation Plan, including the balances of the Named Executive Officers, are unsecured and at-risk, meaning that the balances may be forfeited in the event of the Company's financial distress, such as bankruptcy.
Fiscal 2023 matching contributions to the Named Executive Officers under the 401(k) Plan are included in the All Other Compensation column in the Summary Compensation Table on page 44.
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan allows eligible employees in the United States and in many countries outside of the United States, including the Named Executive Officers, to purchase Class B Stock through payroll deductions at a 15% discount to the market price on the first or last trading day of the six-month purchase period, depending on which day the stock price was lower.

39 NIKE, INC.

PERQUISITES AND OTHER BENEFITS
Our executive compensation program includes limited perquisites and other personal benefits for our Named Executive Officers, which generally consist of home security and financial planning services. Given the nature of our business, from time to time certain Company employees, including certain executive officers, may also receive Company product, event tickets, or travel benefits that are not generally offered to all employees.
In addition, Mr. Donahoe and Mr. Parker are entitled to limited personal use of Company aircraft, primarily pursuant to time sharing agreements, which is intended to increase the security, availability, and productivity of these individuals. They are also entitled to enhanced charitable gift matching under our Employee Matching Gift Program—a program designed to encourage and support employees in giving back to our communities and creating positive change—with an executive contribution limit of $1,000,000 per calendar year and Company matching on a 4:1 basis. Our Employee Matching Gift Program does not match employee contributions that benefit the employee, including contributions to the employee's personal or family foundation or to a non-profit organization that is managed or led by, or provides compensation or assistance to, the employee or a member of their family. Because the Employee Matching Gift Program is managed on a calendar year basis while the Summary Compensation Table reports compensation for the fiscal year, the charitable matching amounts reported in the Summary Compensation Table may exceed $4,000,000 (up to a maximum of $8,000,000) due to the timing of charitable contributions. For fiscal 2023, Mr. Donahoe and Mr. Parker each donated to a range of charitable causes.
We do not provide any tax gross-ups on perquisites to our executive officers. Greater detail about the perquisites and personal benefits provided to our Named Executive Officers in fiscal 2023 is provided in the footnotes to the Summary Compensation Table on page 44.
NON-COMPETITION AGREEMENTS
In exchange for non-competition agreements from each of our Named Executive Officers, we have agreed to provide monthly payments during the non-compete period following termination of employment, as described in the section below titled "Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control". We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements.
LETTER AGREEMENTS
We do not have employment contracts with any of our executive officers, other than letter agreements with Messrs. Donahoe and Parker that provide for the enhanced charitable matching benefit described in the section above titled "Perquisites and Other Benefits".

2023 PROXY STATEMENT 40

OUR COMPENSATION PROCESS
COMPENSATION COMMITTEE
The Compensation Committee oversees our executive compensation program, including determining the value and composition of the compensation package for each of our executive officers and setting annual performance goals for the CEO. In addition to any special actions the Compensation Committee may take throughout the year, the committee generally acts with respect to compensation for our Named Executive Officers during the fiscal year as follows:
PEER GROUP
Given the competitive market for top-tier talent, the Compensation Committee uses a peer group (consisting of companies with similar revenue size, market capitalization, brand value, products, or markets, or with which we compete for executive talent, or which are aligned with our evolving business and talent strategies) to provide a reference for assessing executive compensation levels and practices. Based on the criteria, the following peer group was considered for purposes of setting fiscal 2023 executive compensation:

American Express Company	Microsoft Corporation	salesforce.com, inc.
Best Buy Company, Inc.	Mondelez International, Inc.	Starbucks Corporation
The Coca-Cola Company	Netflix, Inc.	Target Corporation
Kimberly-Clark Corporation	Oracle Corporation	TJX Companies
Lowe's Companies, Inc.	Pepsico, Inc.	Walmart Inc.
McDonald's Corporation	Procter & Gamble Company	The Walt Disney Company
In addition to considering our peer group, the Compensation Committee also uses market survey data from third parties, including Aon, Willis Towers Watson, and Mercer, about a broader range of companies. The Compensation Committee generally does not set executive compensation at or near any particular percentile of peer group, or market, compensation. Instead, the committee considers compensation to be competitive if it is generally within a reasonable range of market median.

41 NIKE, INC.

ROLE OF MANAGEMENT
The CEO makes compensation recommendations to, and participates in discussions with, the Compensation Committee regarding the compensation of each executive officer other than himself. In addition, our human resources staff regularly provides data, analysis, and recommendations to the committee regarding executive compensation.
The Compensation Committee meets regularly in executive session without the CEO or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO's performance and compensation and the design and operation of our executive compensation plans.
ROLE OF COMPENSATION CONSULTANT
The Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist the committee in overseeing our executive compensation program. The Compensation Committee chose not to retain any such consultants in fiscal 2023. However, in connection with the committee's analysis and decision-making regarding the fiscal 2023 executive compensation program, the Compensation Committee supplemented peer group data with information from surveys and reports containing competitive market data from Aon, Willis Towers Watson, and Mercer, which are obtained by our human resources staff.
OTHER COMPENSATION PRACTICES
STOCK OWNERSHIP GUIDELINES
We maintain stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of our shareholders. Under the guidelines, each executive officer is required to hold NIKE stock valued at the following multiple of their annual base salary:

POSITION	OWNERSHIP LEVEL
Chief Executive Officer		8X Base Salary
Other Executive Officers (including NEOs)		3X Base Salary
New executive officers are required to attain these ownership levels within five years of their appointment. As of May 31, 2023, the CEO and each of our other executive officers, including each other Named Executive Officer, has met or is on track to meet the applicable ownership guideline within the requisite period.
HEDGING AND PLEDGING
The Company's Blackout and Pre-clearance Policy (which supplements our Insider Trading Policy) prohibits directors, executive officers, and other designated insiders (based on seniority and department) from engaging in transactions involving hedging, monetization, or short sales of NIKE stock, including zero-cost collars and forward sale contracts. The policy also requires directors and executive officers, along with members of their families and households, to obtain pre-approval from the Company's Chairman or CEO before pledging NIKE stock. Before any such approval is granted, the Company's Clearance Director considers the size of the pledge relative to the individual's other holdings, both direct and indirect, and NIKE's shares outstanding; the risk of foreclosure given the nature of the associated transaction; protections against the appearance of insider trading, including prohibitions on sales during trading blackouts; and the ability to timely report sales on Form 4.
CHANGE-IN-CONTROL PROVISIONS
Neither PSP nor LTIP awards are subject to acceleration upon a change in control. PSU, stock option, and RSU awards are subject only to "double-trigger" accelerated change-in-control vesting (with PSUs vesting at 100% of target), meaning that vesting is accelerated only if there is a change in control of the Company, and within the following two years, either the acquiring entity fails to assume the awards or the employee's employment is terminated by the acquirer without cause or by the employee for good reason. This double-trigger acceleration is intended to encourage executive retention through a period of uncertainty. The Compensation Committee believes that this approach will enhance shareholder value in the context of an acquisition and align executives' interests with those of investors. The effect of change-in-control transactions on stock-based awards is described further in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control".

2023 PROXY STATEMENT 42

CLAWBACK
We maintain a clawback policy for the recoupment of incentive compensation. Under the clawback policy, an executive officer who is involved in wrongful conduct that results in a restatement of the Company's financial statements must repay to the Company up to the full amount of any incentive compensation that was paid based on the financial statements that were subsequently restated. The clawback policy covers PSP awards, LTIP awards, SIP awards (based on excess proceeds from pre-restatement sales of stock acquired pursuant to the stock-based awards), and profit sharing contributions to the Deferred Compensation Plan. In addition to the clawback policy, the PSP, LTIP, and SIP also specify that the Committee may apply further clawback requirements to awards through additional clawback policies or award agreement provisions, and that all awards are subject to clawback requirements under applicable law and regulation. The Company will adopt a revised clawback policy regarding accounting restatements in connection with the SEC's adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, once such final rules, as implemented by NYSE, become effective.
RISK ASSESSMENT
At the Compensation Committee's request, management prepared an assessment of potential risks associated with the Company's fiscal 2023 compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company. This included an assessment of risks associated with each element of executive compensation. The assessment considered certain design features of the compensation program that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped incentive compensation payouts, a balance of short- and long-term incentives, a balance of cash- and stock-based incentives, vesting of awards over time, and the potential for clawback of incentive compensation. In addition, for stock-based compensation, we have adopted stock ownership guidelines, provided for limited accelerated vesting of PSUs, stock options, and RSUs upon termination of employment, and provided for only double-trigger accelerated vesting of stock-based awards upon a change in control. The Compensation Committee reviewed the risk assessment and concluded that our compensation programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for "covered employees". While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our executive compensation program, the committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals and the interests of our shareholders. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
•Timothy Cook, Chair
•Cathleen Benko
•Mónica Gil

43 NIKE, INC.

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the total compensation of each Named Executive Officer for fiscal years 2023, 2022, and 2021.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL(7) ($)
John Donahoe II President and Chief Executive Officer	2023	1,500,000	—	13,220,455	7,247,371	6,770,000	4,052,059	32,789,885
	2022	1,500,000	—	12,061,812	6,782,995	4,450,000	4,043,253	28,838,060
	2021	1,500,000	13,600,000	3,602,980	5,402,416	4,500,000	4,315,312	32,920,708
Matthew Friend Executive Vice President and Chief Financial Officer	2023	1,221,154	—	4,080,045	2,415,790	2,425,000	15,250	10,157,239
	2022	1,056,731	1,056,000	2,783,949	1,938,030	890,000	14,500	7,739,210
	2021	875,000	1,260,000	7,161,045	1,740,792	900,000	14,250	11,951,087
Andrew Campion Chief Operating Officer	2023	1,250,000	—	4,080,045	2,415,790	2,425,000	15,250	10,186,085
	2022	1,221,154	1,200,000	2,990,322	2,261,028	890,000	15,241	8,577,745
	2021	1,100,000	1,584,000	11,161,060	1,740,792	900,000	14,250	16,500,102
Heidi O'Neill President, Consumer and Marketplace	2023	1,250,000	—	4,080,045	2,415,790	2,425,000	15,250	10,186,085
	2022	1,221,154	1,200,000	2,990,322	2,261,028	890,000	26,618	8,589,122
	2021	1,100,000	1,584,000	7,161,045	1,740,792	900,000	14,250	12,500,087
Mark Parker Executive Chairman	2023	1,000,000	—	—	2,300,765	—	6,638,047	9,938,812
	2022	1,134,615	—	—	2,153,362	4,450,000	4,096,391	11,834,368
	2021	1,700,000	12,040,000	—	6,002,675	4,500,000	3,235,307	24,477,982
(1)Reflects titles as of May 31, 2023, which was the last day of fiscal 2023. Effective June 1, 2023, the first day of fiscal 2024, Mr. Campion ceased serving as Chief Operating Officer and became NIKE's Managing Director, Strategic Business Ventures and Ms. O'Neill became NIKE's President, Consumer, Product & Brand.
(2)For fiscal 2022, represents awards under our PSP, which were paid at 0% for Mr. Donahoe and 80% for Messrs. Friend and Campion and Ms. O'Neill; Mr. Parker did not receive a fiscal 2022 PSP award. For fiscal 2021, represents annual cash incentive awards which were paid at 120% of target to each executive officer, as well as transition-period cash incentive awards paid to Messrs. Donahoe and Parker.
(3)Represents the grant date fair value of RSU and PSU awards granted in fiscal 2023 and 2022, and RSU awards granted in fiscal 2021, in each case computed in accordance with accounting guidance applicable to stock-based compensation. For RSUs, the grant date fair value was computed based on the closing market price of our Class B Stock on the grant date. For PSUs, the grant date fair value was computed using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. The assumptions made in determining the grant date fair value of PSUs under applicable accounting guidance are disclosed in footnote 5 of "Grants of Plan-Based Awards in Fiscal 2023". For fiscal 2023, the grant date fair value of the PSU awards was: $10,250,484 for Mr. Donahoe; $2,595,059 for Messrs. Friend and Campion and Ms. O'Neill; and $0 for Mr. Parker. Assuming that the maximum level of performance conditions is achieved, the value of those PSU awards would be: $16,759,123 for Mr. Donahoe; $4,242,816 for Messrs. Friend and Campion and Ms. O'Neill; and $0 for Mr. Parker.
(4)Represents the grant date fair value of options granted in the applicable fiscal year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value of the options was estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 9 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2023.
(5)Non-Equity Incentive Plan Compensation consists of the following:

2023 PROXY STATEMENT 44

NAME	Year	ANNUAL INCENTIVE COMPENSATION(a) ($)	LONG-TERM INCENTIVE COMPENSATION(b) ($)	TOTAL ($)
John Donahoe II	2023	3,570,000	3,200,000	6,770,000
	2022	—	4,450,000	4,450,000
	2021	—	4,500,000	4,500,000
Matthew Friend	2023	1,785,000	640,000	2,425,000
	2022	—	890,000	890,000
	2021	—	900,000	900,000
Andrew Campion	2023	1,785,000.00	640,000	2,425,000
	2022	—	890,000	890,000
	2021	—	900,000	900,000
Heidi O'Neill	2023	1,785,000.00	640,000	2,425,000
	2022	—	890,000	890,000
	2021	—	900,000	900,000
Mark Parker	2023	—	—	—
	2022	—	4,450,000	4,450,000
	2021	—	4,500,000	4,500,000
(a)Amounts shown were earned for performance in the applicable fiscal year under our PSP.
(b)Amounts shown were earned for performance during the three-year period ending with the applicable fiscal year under our LTIP.

(6)For fiscal 2023, includes Company matching contributions to the 401(k) Plan in the amount of $15,250 for each of the Named Executive Officers. The amount for Mr. Donahoe also includes $3,920,000 in charitable matching contributions made by the Company, $110,365 in aggregate incremental cost to the Company for personal use of the Company's aircraft, as well as the value of Company-related merchandise and security services. The amount for Mr. Parker also includes $6,440,000 in charitable matching contributions made by the Company, $127,804 in aggregate incremental cost to the Company for personal use of the Company' aircraft, $54,806 in security services, as well as the value of Company-related merchandise. The aggregate incremental cost for personal use of the Company's aircraft is determined based on the variable operating cost to the Company, including the cost of fuel, maintenance, crew travel expenses, landing fees, parking fees, in-flight food and beverage, and other smaller variable costs associated with each flight. The amounts for Mr. Donahoe and Mr. Parker exclude the aggregate incremental cost to the Company for personal use of the Company's aircraft for which Mr. Donahoe or Mr. Parker, as applicable, reimbursed the Company in accordance with a time sharing agreement and as allowed under Federal Aviation Regulation 91.501(c) and (d).
(7)For fiscal 2023, includes the value of both the grant of PSUs for the fiscal 2023 – 2025 performance period (which were awarded as part of fiscal 2023 compensation) and the payout of LTIP awards for the fiscal 2021 – 2023 performance period (which were awarded as part of fiscal 2021 compensation). For fiscal 2022, includes the value of both the grant of PSUs for the fiscal 2022 – 2024 performance period (which were awarded as part of fiscal 2022 compensation) and the payout of LTIP awards for the fiscal 2020 – 2022 performance period (which were awarded as part of fiscal 2020 compensation).

45 NIKE, INC.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023
The following table sets forth information concerning the performance-based annual cash incentive opportunities and PSUs, RSUs, and stock options granted to the Named Executive Officers in fiscal 2023.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
NAME	GRANT DATE	APPROVAL DATE	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/SH)	($)
John Donahoe II			1,500,000	3,000,000	4,500,000
	8/1/2022	6/22/2022				18,328	73,312	146,624				10,250,484
	8/1/2022	6/22/2022							25,984			2,969,971
	8/1/2022	6/22/2022								225,564	114.30	7,247,371
Matthew Friend			750,000	1,500,000	2,250,000
	8/1/2022	6/10/2022				4,640	18,560	37,120				2,595,059
	8/1/2022	6/10/2022							12,992			1,484,986
	8/1/2022	6/10/2022								75,188	114.30	2,415,790
Andrew Campion			750,000	1,500,000	2,250,000
	8/1/2022	6/10/2022				4,640	18,560	37,120				2,595,059
	8/1/2022	6/10/2022							12,992			1,484,986
	8/1/2022	6/10/2022								75,188	114.30	2,415,790
Heidi O'Neill			750,000	1,500,000	2,250,000
	8/1/2022	6/10/2022				4,640	18,560	37,120				2,595,059
	8/1/2022	6/10/2022							12,992			1,484,986
	8/1/2022	6/10/2022								75,188	114.30	2,415,790
Mark Parker			—	—	—
	8/1/2022	6/10/2022				—	—	—				—
	8/1/2022	6/10/2022							—			—
	8/1/2022	6/10/2022								71,608	114.30	2,300,765
(1)These amounts represent the potential performance-based annual cash incentive awards payable for performance during fiscal 2023 under our PSP. Under this plan, the Compensation Committee approved target awards for fiscal 2023 based on a percentage of the executive's base salary paid during fiscal 2023 as follows: Mr. Donahoe, 200%; Mr. Friend, 120%; Mr. Campion, 120%; Ms. O'Neill, 120%; and Mr. Parker, 0%. Fiscal 2023 PSP awards are earned between 0% and 150% of target based on Company performance on three equally-weighted metrics—Adjusted Revenue, Adjusted Digital Revenue, and Adjusted EBIT—during fiscal 2023. Actual award payouts earned in fiscal 2023 and paid in fiscal 2024 are shown in the Summary Compensation Table.
(2)These amounts represent grants of PSUs under the SIP which are earned between 0% and 200% of target based on Relative TSR for fiscal 2023 – 2025, subject to a cap of 100% of target if Absolute TSR for the performance period is negative. If Relative TSR is at or above the threshold performance goal, the Compensation Committee may adjust the earnout upwards or downwards by up to 20 percentage points based on a holistic assessment of the Company's performance during the three-year performance period with respect to employee engagement and inclusion, representation of diverse individuals in leadership positions, and sustainability. Earned PSUs will vest in August 2025 and are generally subject to continued employment through the vesting date. Vesting will be accelerated in certain circumstances as described below in the section "Potential Payouts Upon Termination or Change-in-Control". The PSUs accumulate cash dividend equivalents that are paid only when, and to the extent, they vest.
(3)Amounts reported in this column represent grants of RSUs under the SIP which vest in three equal installments on the first three anniversaries of the grant date. Vesting will be accelerated in certain circumstances as described below in the section "Potential Payouts Upon Termination or Change-in-Control". The RSUs accumulate cash dividend equivalents that are only paid upon vesting.
(4)Amounts reported in this column represent stock options granted under the SIP which become exercisable in four equal installments on the first four anniversaries of the grant date. Options become exercisable in certain circumstances as described below in the section "Potential Payouts Upon Termination or Change-in-Control". Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's termination of employment.
(5)For stock awards, represents the grant date fair value of (a) RSUs based on the closing market price of our Class B Stock on the grant date and (b) PSUs based on a value of $139.82 per share computed using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. The Monte Carlo simulation was performed using the remaining performance period of 2.83 years and assuming an expected volatility of 34.97% and risk-free interest rate of 2.79%. The expected volatility was based on an analysis of the historical volatility of the Class B Stock on the grant date for 2.83 years. The risk-free interest rate corresponding with the remaining performance period was calculated using the U.S. Treasury (constant maturity) risk-free rates in effect on the grant date for a 2- and 3-year period. For option awards, represents the grant date fair value of stock options granted based on a value of $32.13 per share, calculated using the Black-Scholes option pricing model. The assumptions made in determining option values are disclosed in Note 9 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2023. Stock and option award values were computed in accordance with accounting guidance applicable to stock-based compensation.

2023 PROXY STATEMENT 46

OUTSTANDING EQUITY AWARDS AT MAY 31, 2023
The following table sets forth information concerning outstanding stock options, PSUs, and RSUs held by the Named Executive Officers at May 31, 2023.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISABLE OPTIONS (#)(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
John Donahoe II	177,633	59,210(4)	102.160	1/13/2030
	767,544	—	102.160	1/13/2030
	119,788	119,787(5)	97.610	8/1/2030
	38,210	114,629(6)	167.510	8/1/2031
	—	225,564(7)	114.300	8/1/2032	55,536	5,845,719	177,428	18,676,071
Matthew Friend	23,000	—	57.870	7/15/2026
	30,000	—	59.100	7/20/2027
	35,000	—	77.540	8/1/2028
	27,072	9,023(8)	83.120	8/1/2029
	38,599	38,598(5)	97.610	8/1/2030
	10,918	32,751(6)	167.510	8/1/2031
	—	75,188(7)	114.300	8/1/2032	52,022	5,475,836	43,281	4,555,758
Andrew Campion	75,000	—	57.870	7/15/2026
	75,000	—	59.100	7/20/2027
	80,000	—	77.540	8/1/2028
	65,744	21,914(8)	83.120	8/1/2029
	38,599	38,598(5)	97.610	8/1/2030
	12,737	38,210(6)	167.510	8/1/2031
	—	75,188(7)	114.300	8/1/2032	72,936	7,677,243	43,281	4,555,758
Heidi O'Neill	25,000	—	77.540	8/1/2028
	46,020	15,340(8)	83.120	8/1/2029
	38,599	38,598(5)	97.610	8/1/2030
	12,737	38,210(6)	167.510	8/1/2031
	—	75,188(7)	114.300	8/1/2032	52,843	5,562,254	43,281	4,555,758
Mark Parker	110,000	—	31.675	7/19/2023
	330,000	—	38.760	7/18/2024
	330,000	—	56.400	7/17/2025
	165,000	—	57.870	7/15/2026
	165,000	—	59.100	7/20/2027
	175,000	—	77.540	8/1/2028
	226,701	75,567(8)	83.120	8/1/2029
	133,098	133,096(5)	97.610	8/1/2030
	12,131	36,390(6)	167.510	8/1/2031
	—	71,608(7)	114.300	8/1/2032	—	—	—	—
(1)Stock options generally become exercisable in four equal installments on each of the first four anniversaries of the grant date.

47 NIKE, INC.

(2)Reflects RSUs that vest as described in the table below:

NAME	FISCAL YEAR OF GRANT	NUMBER OF UNVESTED UNITS	VESTING SCHEDULE
John Donahoe II	2023	25,984	RSUs subject to three-year pro-rata vesting on 8/1/2023, 8/1/2024, and 8/1/2025
	2022	17,249	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2023 and 50% vest on 8/1/2024
	2021	12,303	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2023
Matthew Friend	2023	12,992	RSUs subject to three-year pro-rata vesting on 8/1/2023, 8/1/2024, and 8/1/2025
	2022	4,928	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2023 and 50% vest on 8/1/2024
	2021	30,138	RSUs subject to four-year pro-rata vesting; 50% of the remaining units vested on 6/1/2023 and 50% vest on 6/1/2024
	2021	3,964	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2023
Andrew Campion	2023	12,992	RSUs subject to three-year pro-rata vesting on 8/1/2023, 8/1/2024, and 8/1/2025
	2022	5,749	RSUs subject to three-year pro-rata vesting; 50% of the remaining units vest on 8/1/2023 and 50% vest on 8/1/2024
	2021	50,231	RSUs subject to four-year pro-rata vesting; 50% of the remaining units vested on 6/1/2023 and 50% vest on 6/1/2024
	2021	3,964	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2023
Heidi O'Neill	2023	12,992	RSUs subject to three-year pro-rata vesting on 8/1/2023, 8/1/2024, and 8/1/2025
	2022	5,749	RSUs subject to three-year pro-rata vesting, 50% of the remaining units vest on 8/1/2023 and 50% vest on 8/1/2024
	2021	30,138	RSUs subject to four-year pro-rata vesting, 50% of the remaining units vested on 6/1/2023 and 50% vest on 6/1/2024
	2021	3,964	RSUs subject to three-year pro-rata vesting; 100% of the remaining units vest on 8/1/2023
(3)Reflects PSUs that vest as described in the table below, assuming performance at the maximum level (200%) for the fiscal 2023 – 2025 PSUs and performance at the target level (100%) for the fiscal 2022 – 2024 PSUs. In each case, PSUs will be earned between 0% and 200% based on Relative TSR over the applicable three-year performance period and subject to the People & Planet modifier.

NAME	FISCAL YEAR OF PERFORMANCE PERIOD	NUMBER OF UNVESTED UNITS	VESTING SCHEDULE
John Donahoe II	2023 – 2025	146,624	Earned units will cliff vest on 8/1/2025
	2022 – 2024	30,804	Earned units will cliff vest on 8/1/2024
Matthew Friend	2023 – 2025	37,120	Earned units will cliff vest on 8/1/2025
	2022 – 2024	6,161	Earned units will cliff vest on 8/1/2024
Andrew Campion	2023 – 2025	37,120	Earned units will cliff vest on 8/1/2025
	2022 – 2024	6,161	Earned units will cliff vest on 8/1/2024
Heidi O'Neill	2023 – 2025	37,120	Earned units will cliff vest on 8/1/2025
	2022 – 2024	6,161	Earned units will cliff vest on 8/1/2024
(4)100% of these options will vest on January 13, 2024.
(5)50% of these options will vest on August 1, 2023 and 50% will vest on August 1, 2024.
(6)33.3% of these options will vest on August 1, 2023, 33.3% will vest on August 1, 2024, and 33.3% will vest on August 1, 2025.
(7)25% of these options will vest on August 1, 2023, 25% will vest on August 1, 2024, 25% will vest on August 1, 2025, and 25% will vest on August 1, 2026.
(8)100% of these options will vest on August 1, 2023.

2023 PROXY STATEMENT 48

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2023
The following table sets forth information concerning stock option exercises and vesting of RSUs during fiscal 2023 for each of the Named Executive Officers on an aggregated basis.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
John Donahoe II	—	—	89,775	11,262,977
Matthew Friend	—	—	23,104	2,706,794
Andrew Campion	—	—	36,608	4,294,302
Heidi O'Neill	—	—	24,637	2,882,016
Mark Parker	220,000	19,443,600	16,041	1,833,486
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information regarding outstanding awards and shares available for future issuance under equity compensation plans approved by shareholders and equity compensation plans that were not approved by shareholders as of May 31, 2023. The table does not reflect issuances made during fiscal 2024.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
PLAN CATEGORY	(a)		(b)	(c)
Equity compensation plans approved by shareholders	79,340,157	(2)	$94.3954	94,321,128	(3)
Equity compensation plans not approved by shareholders	—		—	3,432,320	(4)
Total	79,340,157		$94.3954	97,753,448
(1)Weighted-average exercise prices do not reflect the shares that will be used upon the payment of outstanding awards of RSUs.
(2)Consists of 79,340,157 shares subject to awards of options, RSUs, PSUs (based on performance at the target level of 100%), and stock appreciation rights outstanding under the SIP.
(3)Includes 92,459,174 shares available for future issuance under the SIP and 1,861,954 shares available for future issuance under the Employee Stock Purchase Plan.
(4)Consists of 3,432,320 shares available for future issuance under the Foreign Subsidiary Employee Stock Purchase Plan, pursuant to which shares are offered and sold to employees of selected non-U.S. subsidiaries of the Company on substantially the same terms as those offered to U.S. employees under the shareholder-approved Employee Stock Purchase Plan as described above under "Compensation Discussion and Analysis—Compensation of our Named Executive Officers—Other Compensation—Employee Stock Purchase Plan".

49 NIKE, INC.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2023

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN FISCAL 2023(1)	AGGREGATE EARNINGS IN FISCAL 2023	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN FISCAL 2023	AGGREGATE BALANCE AT MAY, 31 2023(2)
John Donahoe II	DCP	—	$10,645	—	$798,540
Matthew Friend	DCP	—	$(5,349)	—	$573,515
Andrew Campion	DCP	$461,539	$36,035	—	$3,860,874
Heidi O'Neill	DCP	$402,500	$45,951	—	$4,627,399
Mark Parker	DCP	$1,140,000	$389,725	—	$28,391,316
(1)All amounts reported in this column are also included in amounts reported in the Summary Compensation Table.
(2)Of the amounts reported in this column, the following amounts have been reported in the Summary Compensation Tables in this proxy statement or in prior year proxy statements: Mr. Donahoe, $63,695; Mr. Friend, $9,503; Mr. Campion, $2,445,433; Ms. O'Neill, $1,207,906; and Mr. Parker, $22,185,929.
NON-QUALIFIED DEFERRED COMPENSATION PLANS
The Named Executive Officers are eligible to participate in our Deferred Compensation Plan (the "DCP"). Participants in the DCP may elect in advance to defer up to 75 percent of their annual base salary, and up to 100 percent of their bonus and long-term cash incentive payments.
We may make annual profit sharing contributions to defined contribution retirement plans. The contributions are allocated among eligible employees based on a percentage of their total salary and bonus for the year. To the fullest extent permitted under Internal Revenue Code limitations, these contributions are made to employees' accounts under our qualified 401(k) Savings and Profit Sharing Plan. Contributions based on salary and bonus in excess of the tax law limit ($305,000 for fiscal 2023) are made as NIKE contributions under the DCP.
Amounts deferred under the DCP are credited to a participant's account under the DCP. Each participant may allocate his or her account among any combination of the investment options available under the DCP. Participants' accounts are adjusted to reflect the investment performance of the investment options selected by the participants. Participants can change the allocation of their account balances daily. The investment options available under the DCP consist of 18 mutual funds with a variety of investment objectives and five risk-based portfolios. The investment options had annual returns in fiscal 2023 ranging from -15.91% to 3.77%. Amounts credited to participants' accounts are invested by us in actual investments matching the investment options selected by the participants to ensure that we do not bear any investment risk related to participants' investment choices.
The portion of a participant's account attributable to elective deferrals, including investment returns, is fully vested at all times. The portion of a participant's account attributable to NIKE contributions, including investment returns, is fully vested after the participant has been employed by us for five years. All of the Named Executive Officers, other than Mr. Donahoe, are fully vested in their NIKE contributions.
Each time they elect to defer compensation, participants make an election regarding distribution of the compensation deferred under the election (as adjusted to reflect investment performance). A participant may elect for distribution to be made in a lump sum at the beginning of a predetermined year while the participant is still employed or in service (but no sooner than the fourth year after the year in which the distribution election is submitted). Alternatively, a participant may elect for distribution to be made in a lump sum or in quarterly installments over five, ten, or fifteen years after termination of employment or service. Participants have limited rights to change their distribution elections. Participants may make a hardship withdrawal under certain circumstances. Subject to certain limitations, a participant may also at any time request to withdraw amounts from his or her account balance that were vested as of December 31, 2004 (and any subsequent investment returns on such amount). If such request is approved, the participant may withdraw 90% of the amount requested, and the remaining 10% will be permanently forfeited.

2023 PROXY STATEMENT 50

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
CHANGE-IN-CONTROL COMPENSATION — ACCELERATION OF EQUITY AWARDS
All unvested stock option, RSU, and PSU awards are subject to accelerated vesting upon the occurrence of two events (a "double-trigger"): there is a "change-in-control"; and the Named Executive Officer's employment is terminated by us without "cause" or by the Named Executive Officer for "good reason", in each case between the change-in-control (or shareholder approval of the change-in-control, if earlier) and the second anniversary of the change-in-control. Stock options will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. PSUs will vest at 100% of target. Accelerated vesting of stock options, RSUs, and PSUs will also occur if we are acquired and the acquiring company does not assume the outstanding options, RSUs, or PSUs. For purposes of our stock awards, "change-in-control" is generally defined to include:
•the acquisition by any person of 50% or more of our outstanding Class A Stock or, if the Class A Stock no longer elects a majority of directors, the acquisition by any person of 30% or more of our total outstanding Common Stock;
•the nomination (and subsequent election) in a two-year period of a majority of our directors by persons other than the incumbent directors;
•a sale of all or substantially all of our assets; and
•an acquisition of NIKE through a merger, consolidation, or share exchange.
For purposes of our stock awards, "cause" generally includes willful and continued failure to substantially perform assigned duties and willful engagement in illegal conduct materially injurious to us, and "good reason" generally includes a material diminution in position or duties, a salary reduction or material reduction in other benefits, and a home office relocation of over 50 miles.
The following table shows the estimated benefits that would have been received by the Named Executive Officers if double-trigger accelerated vesting had occurred on May 31, 2023, when the closing price of our Class B Stock was $105.26 per share.

NAME	STOCK AWARD ACCELERATION(1)	STOCK OPTION ACCELERATION(2)	TOTAL
John Donahoe II	$16,804,970	$1,099,922	$17,904,892
Matthew Friend	$8,077,969	$495,044	$8,573,013
Andrew Campion	$10,279,377	$780,451	$11,059,828
Heidi O'Neill	$8,164,388	$634,903	$8,799,291
Mark Parker	—	$2,691,237	$2,691,237
(1)Information regarding unvested RSUs and PSUs held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the number of unvested RSUs and PSUs (at 100% of target) multiplied by the closing price of our Class B Stock on May 31, 2023.
(2)Information regarding outstanding unvested stock options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the aggregate value as of May 31, 2023 of those options using the excess of the per share closing price of our Class B Stock on May 31, 2023 over the per share exercise price, multiplied by the number of unvested option shares for each Named Executive Officer.
BENEFITS TRIGGERED ON CERTAIN EMPLOYMENT TERMINATIONS
STOCK OPTION ACCELERATION AND EXTENSION
As of May 31, 2023, each Named Executive Officer held stock options as listed in the Outstanding Equity Awards table above. Under the terms of the stock options held by each Named Executive Officer, upon the death or disability of the holder, all unvested options will vest and will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. If death or disability of a Named Executive Officer had occurred on May 31, 2023, the aggregate value of those options is as set forth in the "Stock Option Acceleration" column of the Change-in-Control Compensation – Acceleration of Equity Awards table above.
Under the terms of the stock options held by each Named Executive Officer that were granted after fiscal 2020, upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, options that are scheduled to vest within one year following the termination will vest and all vested options will be exercisable for one year following termination of employment, but not beyond each option's original 10-year term. The value of the unvested stock options held by each Named Executive Officer as of May 31, 2023 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $458,189 for Mr. Donahoe, $147,637 for each of Messrs. Friend and Campion and Ms. O'Neill, and $509,092 for Mr. Parker.

51 NIKE, INC.

Under the terms of all the stock options held by the Named Executive Officers, options that have been outstanding for at least one year will be subject to continued vesting if the holder retires after reaching age 55 with at least 5 years of service (or accelerated vesting if the holder retires after reaching age 60 with at least 5 years of service), and vested options will be exercisable for four years following termination of employment, but not beyond each option's original 10-year term. If the Named Executive Officers had retired on May 31, 2023, the aggregate value of stock options subject to retirement vesting would have been $1,099,922 for Mr. Donahoe, $634,903 for Ms. O'Neill, and $2,691,237 for Mr. Parker. Messrs. Friend and Campion are not eligible for retirement vesting because these Named Executive Officers have not reached age 55.
STOCK AWARD ACCELERATION
As of May 31, 2023, the Named Executive Officers held unvested RSUs and PSUs as set forth in the Outstanding Equity Awards table above. Under the terms of their award agreements, all unvested RSUs and PSUs will immediately vest upon the death or disability of the holder, with PSUs vesting at 100% of target. The value of the unvested RSUs and PSUs held by each Named Executive Officer as of May 31, 2023 that would have become vested if death or disability had occurred on that date is as set forth in the "Stock Award Acceleration" column of the Change-in-Control Compensation — Acceleration of Equity Awards table above.
Under the terms of the RSUs that were granted to the Named Executive Officers after fiscal 2020 (excluding the stock-based transition awards granted to Messrs. Friend and Campion and Ms. O'Neill) and all PSUs held by the Named Executive Officers, upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, RSUs and PSUs that are scheduled to vest within one year following the termination will vest, with PSUs vesting at 100% of target. The value of the unvested RSUs and PSUs held by each Named Executive Officer as of May 31, 2023 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $3,114,644 for Mr. Donahoe, $1,132,493 for Mr. Friend, $1,175,755 for each of Mr. Campion and Ms. O'Neill, and $0 for Mr. Parker.
PAYMENTS UNDER NONCOMPETITION AGREEMENTS
We have a noncompetition agreement with Mr. Donahoe that extends for 18 months following the termination of his employment with us and a noncompetition agreement with Mr. Parker that extends for two years following the termination of his employment with us. Under these agreements, if Mr. Donahoe's employment is terminated by us without "cause" (as defined in his agreement), or if Mr. Parker's employment is terminated by us, we will make monthly payments to the executive during the noncompetition period in an amount equal to one-twelfth of his then current annual salary and target PSP award ("Annual NIKE Income"). The agreements provide further that if the executive voluntarily resigns, we will make monthly payments to him during the noncompetition period in an amount equal to one-twenty-fourth of his then current Annual NIKE Income. However, commencement of the above-described monthly payments will be delayed until after the six-month period following the executive's separation from service, and all payments that he would otherwise have received during that period will be paid in a lump sum promptly following the end of the period, together with interest at the prime rate. If employment is terminated without "cause" (as defined in the applicable agreement), the parties may mutually agree to waive the covenant not to compete, and if employment is terminated for "cause", we may unilaterally waive the covenant. If the covenant is waived, we will not be required to make the payments described above for the months as to which the waiver applies. Assuming that Mr. Donahoe's employment had been terminated on May 31, 2023 and the covenant was not waived, during the 18-month period ending November 30, 2024 we would have been required to pay Mr. Donahoe $375,000 per month if the termination was by us without "cause", or $187,500 per month if he had voluntarily resigned. Assuming that Mr. Parker's employment had been terminated on May 31, 2023 and the covenant was not waived, during the 24-month period ending May 31, 2025 we would have been required to pay Mr. Parker $83,333 per month if the termination was by us, or $41,667 per month if he had voluntarily resigned.
We have noncompetition agreements with each of the other Named Executive Officers on generally the same terms as Mr. Donahoe, except that the noncompetition period is one year, we may unilaterally waive the covenant in all cases (including a termination without "cause"), the monthly payments are one-twelfth or one-twenty-fourth of the executive's then current annual salary (instead of their Annual NIKE Income), and payments may commence on termination. Assuming that the employment of each of these Named Executive Officers had been terminated on May 31, 2023 and the covenant was not waived, during the 12-month period ending May 31, 2024 we would have been required to pay them $104,167 per month if the termination was by us without "cause", or $52,083 per month if they had voluntarily resigned.
CEO PAY RATIO
NIKE's pay and benefits are designed to be competitive and equitable, meet the diverse needs of our global teammates, and reinforce our values. We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive compensation program is highly incentive-based and weighted towards long-term awards to emphasize long-term performance

2023 PROXY STATEMENT 52

and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to "pay for performance" in order to drive business results and maximize shareholder value.
For fiscal 2023, our last completed fiscal year:
•The employee identified at the median of all NIKE employees (other than our CEO) was a retail store employee in Canada;
•The annual total compensation of the median employee was $33,646;
•The annual total compensation of our CEO, Mr. Donahoe, was $32,789,885; and
•The estimated ratio of the annual total compensation of our CEO to the median annual total compensation of all other NIKE employees was 975 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
METHODOLOGY
For purposes of calculating this pay ratio, we used the same median employee that was identified in fiscal 2022, as we believe there has been no change in our employee population, our compensation arrangements, or our median employee's circumstances that would significantly affect our pay ratio disclosure. The determination of the median employee was made in fiscal 2022 using the methodology described below, and the median employee's fiscal 2023 annual total compensation was calculated based on the Summary Compensation Table rules used for our Named Executive Officers (in accordance with Item 402(c)(2)(x) of Regulation S-K).
FISCAL 2022 METHODOLOGY
We use the first business day in May as the date to determine the median employee. The first business day in May for fiscal 2022 was May 2, 2022. At that time, we had approximately 77,239 employees globally. After applying the "de minimis exemption" under the SEC rules, which permits us to exclude non-U.S. employees accounting for 5% or less of our total employee population, we excluded the 3,656 employees in the jurisdictions identified below, and our employee population consisted of approximately 73,583 employees.

Slovenia	1	Denmark	68	Malaysia	206
Sri Lanka	4	Uruguay	71	Thailand	206
United Arab Emirates	5	Czech Republic	73	South Africa	207
Croatia	6	Hungary	82	Vietnam	252
Philippines	19	Indonesia	85	Israel	266
Macau	42	Ireland	87	Poland	276
New Zealand	44	Switzerland	113	Chile	285
Norway	45	Greece	135	Hong Kong	323
Sweden	55	Portugal	148	Turkey	340
Brazil	61	Austria	151
Of the 73,583 employees included in the CEO Pay Ratio calculation, approximately 75% were full-time, 49% were in retail jobs, and 51% were located in the United States.
To identify our median employee we calculated annual compensation for fiscal 2022 based on base salary or hourly wages, as applicable. For the majority of our employees, base salary or hourly wages comprise the majority of their compensation. To determine wages for hourly employees, we used each individual's pay rate and estimated scheduled hours in the applicable Human Resources system of record.
After determining the annual compensation for our employee population as described above, we identified a subset of approximately 100 individuals representing the potential median employee population. For this subset, we calculated each employee's annual total compensation in U.S. dollars for fiscal 2022 based on the Summary Compensation Table rules used for our Named Executive Officers (in accordance with Item 402(c)(2)(x) of Regulation S-K). Compensation for permanent employees hired during the fiscal year was annualized, compensation for non-U.S. employees was converted into U.S. dollars using the applicable currency conversion rate as reported in the Human Resources system of record for the median employee determination date, and the median employee was then selected from this subset.

53 NIKE, INC.

PAY VERSUS PERFORMANCE
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the fiscal years shown. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the section above titled "Compensation Discussion and Analysis".
PAY VERSUS PERFORMANCE TABLE
The following table sets forth compensation information of our CEO and our non-CEO NEOs and Company performance for the fiscal years listed below, in accordance with Item 402(v) of Regulation S-K.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO(1)(2)	COMPENSATION ACTUALLY PAID TO CEO(1)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs(1)(4)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs(1)(5)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON		NET INCOME(7) (IN MILLIONS)	ADJUSTED REVENUE(8) (IN MILLIONS)
					TOTAL SHAREHOLDER RETURN(6)	PEER GROUP TOTAL SHAREHOLDER RETURN(6)
2023	$32,789,885	$29,391,856	$10,117,055	$7,259,680	$109.51	$116.84	$5.070	$52.593
2022	$28,838,060	$19,617,425	$9,185,111	$7,482,733	$122.26	$120.40	$6.046	$47.406
2021	$32,920,708	$77,444,844	$17,107,315	$28,986,814	$139.58	$141.30	$5.727	$43.769
(1)     John Donahoe II served as the Company's CEO for each fiscal year presented. The individuals comprising the non-CEO NEOs for each fiscal year presented are Matthew Friend, Andrew Campion, Heidi O'Neill, and Mark Parker.
(2)     Represents the amount of total compensation reported for our CEO, Mr. Donahoe, in the "Total" column of the "Summary Compensation Table" for each fiscal year presented.
(3)    The dollar amounts reported in the "Compensation Actually Paid to CEO" column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the CEO. These amounts reflect the amount set forth in the "Total" column of the "Summary Compensation Table" for each fiscal year presented, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K:

	2023	2022	2021
Summary Compensation Table ("SCT") total for CEO	$32,789,885	$28,838,060	$32,920,708
Deduction for amounts reported under the "Stock Awards" column in the SCT	$13,220,455	$12,061,812	$3,602,980
Deduction for amounts reported under the "Option Awards" column in the SCT	$7,247,371	$6,782,995	$5,402,416
Total deductions from SCT	$20,467,826	$18,844,807	$9,005,396
Year end fair value of equity awards	$17,801,878	$9,719,590	$17,094,821
Change in fair value of outstanding and unvested equity awards	$(4,440,691)	$(6,894,427)	$23,324,355
Change in fair value of equity awards granted in prior years that vested in the year	$3,461,158	$6,578,196	$12,885,143
Value of dividends on stock awards	$247,452	$220,812	$225,212
Total adjustments	$17,069,797	$9,624,172	$53,529,532
Compensation actually paid	$29,391,856	$19,617,425	$77,444,844
Equity valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date; adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date; adjustments have been made using a revised Monte Carlo valuation as of fiscal year end. RSU grant date fair values are calculated using the stock price as of the grant date; adjustments have been made using the stock price as of fiscal year end and as of each vesting date.
(4)    Represents the average of the amounts of total compensation reported for our non-CEO NEOs, as a group, in the "Total" column of the "Summary Compensation Table" for each fiscal year presented.
(5)    The dollar amounts reported in the "Average Compensation Actually Paid to Non-CEO NEOs" column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the non-CEO NEOs. These amounts reflect the average of the amounts set forth in the "Total" column of the "Summary Compensation Table" for each fiscal year presented for the applicable non-CEO NEOs, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K:

2023 PROXY STATEMENT 54

	2023	2022	2021
Average Summary Compensation Table total for non-CEO NEOs	$10,117,055	$9,185,111	$17,107,315
Deduction for amounts reported under the "Stock Awards" column in the SCT	$3,060,034	$2,191,148	$6,370,788
Deduction for amounts reported under the "Option Awards" column in the SCT	$2,387,034	$2,153,362	$2,806,263
Total deductions from SCT	$5,447,068	$4,344,510	$9,177,051
Year end fair value of equity awards	$4,815,268	$2,257,926	$15,020,734
Change in fair value of outstanding and unvested equity awards	$(1,929,436)	$(2,839,461)	$6,098,187
Change in fair value of equity awards granted in prior years that vested in the year	$(373,621)	$3,134,180	$(186,300)
Value of dividends on stock awards	$77,482	$89,487	$123,929
Total adjustments	$2,589,693	$2,642,132	$21,056,550
Average compensation actually paid	$7,259,680	$7,482,733	$28,986,814
Equity valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the grant date; adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date; adjustments have been made using a revised Monte Carlo valuation as of fiscal year end. RSU grant date fair values are calculated using the stock price as of the grant date; adjustments have been made using the stock price as of fiscal year end and as of each vesting date.
(6)    Peer group total shareholder return ("TSR") uses the Dow Jones U.S. Footwear Index, which the Company also uses in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for fiscal 2023. These comparisons assume $100 (including reinvested dividends) was invested for the period starting May 31, 2020 through the end of the listed fiscal year in (a) the Company and (b) the Dow Jones U.S. Footwear Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(7)    Reflects net income calculated in accordance with generally accepted accounting principles ("GAAP") in the Company's Consolidated Statements of Income included in the Company's Annual Reports on Form 10-K for the applicable fiscal year.
(8)    Reflects Adjusted Revenue calculated based on GAAP revenue excluding the impact of acquisitions and divestitures; changes in accounting principles; unanticipated restructurings; unanticipated exchange rate fluctuations; other extraordinary, unusual, or infrequently occurring items; and the unanticipated impact from Nike Virtual Studios and RTFKT. We determined Adjusted Revenue to be the most important financial performance measure used to link Company performance to compensation actually paid ("CAP") to our CEO and non-CEO NEOs in fiscal 2023, as required pursuant to Item 402(v) of Regulation S-K. This performance measure may not have been the most important financial performance measure for prior fiscal years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.
DESCRIPTION OF RELATIONSHIPS
The following charts show graphically the relationships over the past three fiscal years of the CAP amounts for our CEO and non-CEO NEOs as compared to our cumulative TSR, peer group TSR, GAAP net income, and Adjusted Revenue as well as the relationship between TSR and peer group TSR.
CAP VERSUS COMPANY TSR & PEER GROUP TSR

55 NIKE, INC.

CAP VERSUS NET INCOME
CAP VERSUS ADJUSTED REVENUE
TABULAR LIST OF PERFORMANCE METRICS
The following table lists the three financial performance measures that, in the Company's assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for fiscal 2023.

Adjusted Revenue
Adjusted EBIT
Stock price
.

2023 PROXY STATEMENT 56

PROPOSAL 3 FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are submitting to shareholders an advisory vote on whether to present our advisory "say-on-pay proposal" to shareholders every one year, every two years, or every three years. Under Exchange Act rules, we are required to present this "say-on-pay vote frequency proposal" at least once every six years. When shareholders last voted on a say-on-pay vote frequency proposal, at the 2017 Annual Meeting of Shareholders, the Board recommended holding a say-on-pay vote annually, and approximately 94% of the votes cast were voted in favor of holding such a vote annually.
The Board continues to value shareholder feedback on our executive compensation program, and believes that an annual say-on-pay vote offers a strong mechanism for all shareholders to provide timely input on the Company's executive compensation practices and policies.
Because your vote is advisory, it will not be binding on the Board. However, the Board values shareholder opinions, and will take into account the outcome of the vote when considering the frequency of future say-on-pay votes.

BOARD RECOMMENDATION
The Board of Directors recommends that shareholders vote for future shareholder advisory votes on executive compensation to be held every 1 YEAR.

57 NIKE, INC.

AUDIT MATTERS

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee of the Board of Directors has sole authority to retain, with shareholder ratification, the Company's independent registered public accounting firm. The Audit & Finance Committee directly oversees the firm's work with respect to the annual audit of the Company's consolidated financial statements and internal control over financial reporting and approves all audit engagement fees and terms. At least annually, the Audit & Finance Committee evaluates the independent registered public accounting firm's qualifications, performance, and independence, including a review and evaluation of its lead partner. The Audit & Finance Committee is also involved in the selection of the new lead engagement partner following mandated rotation of the firm’s lead partner, and is responsible for considering the benefits of rotation of the Company’s independent registered public accounting firm.
The Audit & Finance Committee has appointed PricewaterhouseCoopers LLP ("PwC") to audit the Company's consolidated financial statements and internal control over financial reporting for the fiscal year ending May 31, 2024 and to render other professional services as required.
PwC has served as the Company's independent registered public accounting firm for many years. The Audit & Finance Committee and the Board of Directors believe that the continued retention of PwC as the independent registered public accounting firm is in the best interests of the Company and its shareholders.
Accordingly, the Audit & Finance Committee is submitting the appointment of PwC to shareholders for ratification. If the appointment is not ratified by our shareholders, the Audit & Finance Committee may reconsider whether it should appoint another independent registered public accounting firm.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.
Aggregate fees billed by the Company's independent registered public accounting firm, PwC, for audit services related to the most recent two fiscal years, and for other professional services incurred in the most recent two fiscal years, were as follows:

TYPE OF SERVICE	2023	2022
Audit Fees(1)	$18.7 million	$18.1 million
Audit-Related Fees(2)	0.3 million	0.3 million
Tax Fees(3)	0.2 million	0.1 million
All Other Fees(4)	0.8 million	0.8 million
Total	$20.0 million	$19.3 million
(1)Comprises the audits of the Company's annual financial statements and internal controls over financial reporting, and reviews of the Company's quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services and consents to SEC filings.
(2)Comprises services including consultations regarding financial accounting and reporting.
(3)Comprises services for tax compliance, tax planning and tax advice. Tax compliance includes services for compliance related tax advice, as well as the preparation and review of both original and amended tax returns for the Company and its consolidated subsidiaries. Tax compliance related fees represented $0.1 million of the tax fees for fiscal 2023 and $0.1 million of the tax fees for fiscal 2022. The remaining tax fees primarily include tax advice.
(4)Comprises other miscellaneous services.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit & Finance Committee established policies and procedures under which all audit and non-audit services performed by the Company's independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. During fiscal 2023 and fiscal 2022, all such services performed by, and fees paid to, PwC were approved in advance.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2024.

2023 PROXY STATEMENT 58

REPORT OF THE AUDIT & FINANCE COMMITTEE
The Audit & Finance Committee has:
•Reviewed and discussed the audited financial statements with management.
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•Received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants' communications concerning independence, and has discussed with the independent accountant the independent accountant's independence.
•Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
Members of the Audit & Finance Committee:
•Alan Graf, Jr., Chair
•Maria Henry
•Peter Henry
•Robert Swan

59 NIKE, INC.

SHAREHOLDER PROPOSALS

PROPOSAL 5 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING SUPPLEMENTAL PAY EQUITY DISCLOSURE

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Mary McInnes, c/o Arjuna Capital, 13 Elm Street, Manchester, MA 01944, a beneficial owner of at least $25,000 of Class B Stock, submitted the Proposal together with co-filer Change Finance, P.B.C. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

Racial and Gender Pay Gaps

Whereas: Pay inequities persist across race and gender and pose substantial risk to companies and society at large. Black workers’ hourly median earnings represent 81 percent of white wages. The median income for women working full time is 83 percent that of men. Intersecting race, Black women earn 64 cents, Native women 51 cents, and Latina women 54 cents. At the current rate, women will not reach pay equity until 2059, Black women until 2130, and Latina women until 2224.

Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional income. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development countries’ economies by 2 trillion dollars annually.

Actively managing pay equity is associated with improved representation, and diversity is linked to superior stock performance and return on equity. Minorities represent 60 percent of Nike's workforce, but only 30 percent of leadership. Women represent 49 percent of Nike's workforce and 43 percent of leadership.

Best practice pay equity reporting consists of two parts:

1. unadjusted median pay gaps, assessing equal opportunity to high paying roles,
2. statistically adjusted gaps, assessing pay between minorities and non-minorities, men and women, performing similar roles.

Nike reports only statistically adjusted gaps but ignores unadjusted gaps, which address structural bias women and minorities face regarding job opportunity and pay, particularly when men hold most higher paying jobs. Median pay gaps show, quite literally, how Nike assigns value to employees through the roles they inhabit and pay they receive. Median gap reporting also provides a digestible and comparable data point to determine progress over time.

Racial and gender median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, Organization for Economic Cooperation and Development, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps. Nike discloses data for United Kingdom employees, reporting a median hourly gender pay gap of 7 percent and median bonus gap of 33 percent.

Resolved: Shareholders request Nike report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:
•percentage median gender pay gap, globally and/or by country, where appropriate
•percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate

2023 PROXY STATEMENT 60

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•We remain committed to the principle of equal pay for equal work and to enhancing the representation of diverse individuals at all levels of the Company; and
•Our current initiatives and public disclosures, including the pay equity data published in our annual Impact Report, already address the underlying rationale for the proposal and provide our shareholders with more relevant information about NIKE's commitment to pay equity and increasing diversity, equity, and inclusion ("DE&I") at all levels of the Company than the requested measure.

We remain committed to maintaining pay equity, increasing diversity at all levels of the Company, and providing transparency. As demonstrated by the 2025 People targets set forth in NIKE's annual Impact Report, NIKE is committed to fostering a diverse, equitable, and inclusive culture by focusing on representation, education, development, and community. We believe that diversity is a key component of innovation and strive to build a creative and inclusive environment, where all voices are welcomed and heard.

Our pay equity ratio, which is disclosed annually in our Impact Report, reflects our commitment to deliver equal pay for equal work. NIKE defines pay equity as equal compensation for employees across gender, race, and ethnicity, who undertake the same work at the same career level, location, experience, and performance. We have achieved and maintained a global pay equity ratio of 1:1 for men to women and a 1:1 pay equity ratio for white employees to racial and ethnic minorities in the United States. We regularly monitor internal pay infrastructure and annually review our compensation and promotion practices across all geographies, functions, and business units with the goal of ensuring we continue to achieve pay equity every year. During fiscal 2022, we also enhanced our commitment to educate employees on talent and pay practices by expanding our resources and hosting live training sessions with the goal of strengthening manager capability and confidence in having productive pay conversations.

In addition to our commitment to maintaining pay equity, we are also focused on increasing gender and racial diversity throughout the Company, including among our leadership ranks. In our annual Impact Report we disclose the actual percentage representation of women globally and racial and ethnic minorities in the United States and its trend over time to enable our shareholders to track the progress that we have made in advancing diversity in our workforce generally as well as specifically in senior leadership roles.

We have also committed to specific 2025 targets related to pay equity as well as DE&I at the Company. For example, we have adopted specific representation-related targets, including achieving 50% representation of women in the global corporate workforce, 45% representation of women globally at the VP level, 35% representation of racial and ethnic minorities in our U.S. workforce, and 30% representation of racial and ethnic minorities at the Director level and above in the United States. We have already achieved many of these targets. As of fiscal 2022, women make up 51% of our global corporate workforce and racial and ethnic minorities make up 39% of our workforce in the United States and we have increased VP-level representation for women globally to 44% (a 17 percentage point increase from 2015) and for racial and ethnic minorities in the United States to 35% (a 19 percentage point increase from 2015). NIKE also discloses its Federal Employer Information Report EEO-1 Data, although we do not use the EEO-1 Data to measure progress or believe it is appropriate to do so. The EEO-1 Data for 2021 is available on the Company’s website. And at the Board level, NIKE has adopted a set of qualification standards for director nominees, which includes, among other things, diversity and inclusion as a factor.

We maintain robust policies and programs to advance our diversity, equity, and inclusion goals throughout the Company by ensuring a diverse breadth of talent in our pipeline and developing and supporting our female and U.S. racial and ethnic minority employees. Although we have made good progress with respect to DE&I, we know there is more work to be done. We have continued to expand our programming to recruit, develop, promote, and retain diverse employees. We have scaled up our efforts to recruit the best and the brightest talent through traditional executive and campus recruiting channels and by expanding and deepening our relationships with Historically Black Colleges and Universities ("HBCUs") and Hispanic-Serving Institutions ("HSIs"). We have also launched innovative programs, such as the Serena Design Crew, an eight-month apprenticeship program designed to bring diverse, talented individuals together to work on a Serena inspired collection, and Women in Nike ("WIN"), a two-year program to provide relevant and dynamic work experience for retired or retiring WNBA players.

61 NIKE, INC.

Specific highlights of our recent efforts to enhance the recruitment, development, and retention of diverse talent at all levels of the Company include:
•Increasing our focus on diversity recruitment programs, including by expanding and deepening our relationships with HBCUs and HSIs through year-round engagement, workshops, and a commitment to a $10 million investment in HBCUs and HSIs by 2025.
•Innovative programs aimed at building a pipeline of exceptional and diverse candidates, such as our Serena Design Crew apprenticeship for diverse and talented individuals and our WIN initiative for retired or retiring WNBA players.
•Strategies to attract and select diverse candidates for our intern program through inclusive intern hiring and full-time employee conversion.
•Eight employee-formed and managed networks that help build community for a diverse spectrum of individuals across the Company, such as the Black Employee Network and Friends, Latino & Friends Network, Native American Network & Friends, PRIDE Network and Women of Nike & Friends.
•A new Inclusive Leadership education certification within our ongoing VP leadership program for all NIKE executives across the globe.
•A custom unconscious bias awareness training was developed and rolled out to all employees in fiscal 2023.
•Our Board’s ongoing oversight of the Company’s DE&I policies as well as the Corporate Responsibility, Sustainability & Governance Committee's regular review and evaluation of significant DE&I strategies, activities, policies, investments, and programs.
•Benefits that are responsive to our employees’ diverse needs, including transgender healthcare coverage and fertility, adoption, and surrogacy benefits.

At NIKE, DE&I is integrated into the entire Talent agenda from the very beginning of the employee experience, with measurement and leadership accountability throughout each employee's career. Finally, NIKE supports our recruitment, development, promotion, and retention efforts through investments in DE&I education for all employees, to ensure that our people have the awareness and understanding necessary to build and retain diverse and inclusive teams; to empower and enable employees to grow their careers at NIKE through professional development programs and experiences; and to ensure an ecosystem of belonging and access for our internal communities through our eight employee networks.

Our long-standing commitment to and support of gender and racial equality has been affirmed by many organizations. For example, NIKE has earned the title of Best Place to Work for LGBTQ+ employees for the 20th year in a row, with a perfect score on the 2022 Corporate Equality Index, and Forbes named NIKE as one of the Best Employers for Diversity in 2023.

More information about our key initiatives and diversity metrics is available in the Diversity, Equity & Inclusion section of our website and in our FY22 NIKE, Inc. Impact Report, both of which are available through the Impact section of our website.

As described above, we continue to provide information about our pay infrastructure, pay equity, and the representation of women and racial and ethnic minority employees in senior leadership positions on our website and in our annual Impact Report. We believe that a commitment to transparency helps to build trust with our shareholders and internal and external stakeholders and holds us accountable to our commitments, which is why we continue to provide such information to our shareholders.

In contrast, the median pay gap measure seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the relevant gender, racial, or ethnic characteristic, without adjusting for relevant factors that can explain differences in pay, such as their different role, skills, performance, experience, tenure, or location. Although the proposal is aimed at providing transparency with respect to pay equity and equal opportunity, this statistic does not demonstrate whether our women and racial and ethnic minority employees are being paid fairly for the roles that they are doing nor does it accurately depict female or racial and ethnic representation at NIKE’s different locations around the globe.

Our shareholders would not benefit from a surrogate measurement of pay equity that ultimately does not provide any meaningful supplemental information to our existing disclosures. Our shareholders seem to agree since a similar proposal received from the proponent in 2021 received the support of only approximately 18% of votes cast.

In summary, the Board of Directors believes the proposal is unnecessary because NIKE already publicly discloses information with respect to our DE&I initiatives, pay equity, and diversity metrics and provides our shareholders with meaningful insight into our progress in this area that more effectively responds to the underlying objective of the proposal than the unadjusted median pay gap disclosure requested by the proposal would.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2023 PROXY STATEMENT 62

PROPOSAL 6 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING A SUPPLY CHAIN MANAGEMENT REPORT

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Tulipshare Ltd., 64 Nile Street, International House, London, England, N1 7SR UK, a beneficial owner of at least $25,000 of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE's response which follows the shareholder proposal.

RESOLVED: Shareholders of Nike, Inc. ("Nike") request that the Board oversee and issue a report to shareholders, at reasonable cost and omitting proprietary information, assessing the effectiveness of its existing supply chain management infrastructure in ensuring alignment with Nike's equity goals and human rights commitments.

SUPPORTING STATEMENT: In the Board’s discretion we recommend Nike's report include:
•Assessment of whether existing policies and implementation mechanisms, such as codes, guidance and supply chain contract terms ensure alignment throughout the value chain;
•Methodology and metrics to track and measure performance on forced labor and wage theft risks;
•Consistency with OECD Guidelines, UN Guiding Principles, and Sustainable Development Goals;
•Consideration of American Bar Association (ABA) Model Contract Clauses on human rights in the supply chain; and
•Whether the assessment yields any changes to Company policies, decision making, and implementation mechanisms.

WHEREAS: In the apparel industry, forced labor occurs both in the production of raw materials and during manufacturing, especially at lower tier suppliers. An estimated 27.6 million people are trapped in forced labor, with annual increases in forced labor driven entirely by the private economy.[1] UN Guiding Principles require corporate responsibility to respect human rights within operations and supply chains. Shareholders agree Nike should expand "opportunity for women"[2] considering a majority of Nike's garment workers are women[3] and the exacerbated human rights violations during the pandemic.[4]

Nike's impact report includes continued support for the UN Global Compact.[5] However, Nike's communication on progress only meets six of seventeen Sustainable Development Goals.[6] Nike has not disclosed adequate analysis regarding the efficacy of traceability steps taken to address the risks of alleged Uyghur forced labor across its supply chain tiers, nor does Nike disclose engagement with affected rightsholders or whether remedies are satisfactory to victims; KnowTheChain identified Nike policies in need of improvement: purchasing practices, worker voice, and remedy.[7]

In 2022, the EU adopted a Directive on corporate sustainability due diligence in global value chains, requiring companies like Nike to identify, prevent, end or mitigate adverse impacts on human rights.[8] This Directive sets obligations, penalties and liability for large companies, with respect to their own operations, subsidiaries, and business partners.[9]

In 2023, garment-worker unions and labor-rights groups filed a complaint alleging Nike's treatment of workers and unpaid wages violated OECD guidelines.[10] Nike allegedly owes an estimated $1.4 million in unpaid wages to Cambodian garment workers,[11] with Nike's overall wage theft from workers alleged at $28 million.[12]

One possible approach for Nike to fulfil its responsibility to avoid causing or contributing to adverse human rights impacts in its supply chain is deployment of the ABA's Model Contract Clauses. The contract clauses are aimed at ensuring responsible purchasing practices, such as reasonable assistance to suppliers, responsible exit, and victim remedies.[13]

[1] https://www.ilo.org/wcmsp5/groups/public/---ed_norm/---ipec/documents/publication/wcms_854733.pdf
[2] https://about.nike.com/en/newsroom/statements/a-letter-from-our-president-and-ceo
[3] https://manufacturingmap.nikeinc.com/
[4] https://www.payyourworkers.org/ramatex
[5] https://purpose-cms-preprod01.s3.amazonaws.com/wp-content/uploads/2022/03/17210319/FY21_NIKE-Impact-Report.pdf
[6] https://unglobalcompact.org/participation/report/cop/active/464879
[7] https://knowthechain.org/company/nike_2021/#resources
[8] https://ec.europa.eu/commission/presscorner/detail/en/ip_22_1145
[9] https://www.consilium.europa.eu/en/press/press-releases/2022/12/01/council-adopts-position-on-due-diligence-rules-for-large-companies/
[10] https://www.businessoffashion.com/articles/sustainability/worker-rights-nike-oecd-complaint-covid-19-pandemic-wage-theft/; https://globallaborjustice.org/wp-content/uploads/2023/02/OECD-Fact-Sheet-Nike.pdf
[11] https://www.business-humanrights.org/en/latest-news/cambodia-trade-unions-demand-nike-matalan-pay-garment-workers-from-closed-factory-14-million-in-unpaid-compensation-damages/
[12] https://asia.floorwage.org/wp-content/uploads/2022/02/Money-Heist_Book_Final-compressed.pdf
[13] https://www.americanbar.org/content/dam/aba/administrative/human_rights/contractual-clauses-project/mccs-full-report.pdf

63 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•NIKE strongly believes in, and is committed to respecting, human and labor rights throughout our operations and supply chain;
•NIKE's commitment to ethical practices in our own operations and our supply chain begins at the highest level;
•NIKE expects, and supports the creation of, world-class, safe, and healthy workplaces for the people making our products;
•NIKE continues to evolve and strengthen our expectations and practices; and
•NIKE's policies effectively articulate our long-standing commitment to human rights and sustainable sourcing, rendering the proposal unnecessary.

NIKE strongly believes in, and is committed to respecting, human and labor rights throughout our operations and supply chain. NIKE is deeply committed to ethical and responsible manufacturing and to the goal that all people who make and move NIKE products are respected and valued. To inform our expectations of third-party manufacturers and suppliers, we look to the human rights defined in the Universal Declaration of Human Rights and the International Labour Organization’s ("ILO") Declaration on Fundamental Rights at Work and consider the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises as best practices for understanding and managing human rights risks and impacts. Using these standards, we have developed a Supplier Code of Conduct ("Supplier Code of Conduct") and Code Leadership Standards ("CLS"), which are publicly available on our website and translated into 15 languages, and which set strong expectations for the contract manufacturers that manufacture our finished products ("suppliers"), as well as procedures for measuring compliance with such expectations. The Supplier Code of Conduct lays out minimum standards NIKE expects each supplier to meet in producing NIKE products and includes strict requirements regarding forced and child labor, excessive overtime, compensation, and freedom of association, among other requirements. The CLS articulates how NIKE measures suppliers' compliance efforts and progress against our Supplier Code of Conduct, including specific requirements on the management of key forced labor risks. NIKE also explicitly requires our suppliers to comply with all local and country-specific labor laws as well as the CLS and our Supplier Code of Conduct. NIKE has progressively raised expectations for our suppliers through evolving the standards within the Supplier Code of Conduct and CLS. Recent updates include broadening the definitions of employment fees to be borne by suppliers and strengthening the oversight requirements for labor agents recruiting and hiring foreign migrant workers.

We monitor compliance with the Supplier Code of Conduct and CLS through regular internal and external third-party audits, both announced and unannounced, to track the environmental and social performance of our contract manufacturers against those expectations. In the event of alleged noncompliance, we investigate and, if improvements are required, we take a collaborative approach to working with suppliers to verify corrective actions are taken, problems are remediated, and managers have onsite verification. Should a supplier fail to remediate issues identified by an audit, it is subject to review and sanctions, including potential termination of the supplier relationship.

NIKE works to elevate human potential through our products, third party relationships, and operations, something that cannot be accomplished without a fundamental respect for human rights throughout NIKE's operations. NIKE expects the same from our suppliers, and we focus on working with long-term, strategic suppliers that demonstrate a commitment to engaging their workers, providing safe working conditions, and advancing environmental responsibility. This includes working to combat risks of forced labor. NIKE discloses all of the independent contract manufacturers and the majority of material vendors used to manufacture NIKE products in an interactive and publicly available NIKE Manufacturing Map. NIKE also requires our suppliers to source materials from vendors that are compliant with NIKE's Supplier Code of Conduct, Traceability Standards, and Restricted Substances List.

NIKE's commitment to ethical practices in our own operations and our supply chain begins at the highest level. The Board's Corporate Responsibility, Sustainability & Governance Committee reviews and evaluates the Company's significant strategies, activities, policies, investments, and programs regarding corporate purpose, including corporate responsibility, sustainability, human rights, and global community and social impact, and provides oversight of management’s efforts to ensure that the Company's dedication to sustainability (including environmental sustainability and human rights) is reflected in our business operations. NIKE's Responsible Supply Chain team manages the day-to-day human rights and environmental impacts and risks across the global supply chain, and drives appropriate strategies to fuel a transparent and responsible supply chain that enables NIKE's growth, builds resilience, and protects the future of sport.

NIKE works closely with suppliers, industry associations, brands, civil society, and other stakeholders to build world-class, safe, and healthy workplaces for the people making our products. NIKE believes that addressing complex and critical human rights risks, like forced labor, requires multi-stakeholder collaboration. We continually evaluate and update our systems to identify and address risks in the supply chain, including those related to forced labor. Where we identify potential adverse human rights impacts related to supply chain workers, we take steps to prevent and mitigate such impacts by leveraging our business relationships and collaborating with suppliers, stakeholders, and other brands.

NIKE is a founding signatory to the American Apparel and Footwear Association and Fair Labor Association’s Apparel & Footwear Industry Commitment to Responsible Recruitment. The principles of the Commitment, centered on addressing risks for forced labor, are aligned with NIKE's standards and the work we have been doing for more than a decade with the contract factories that manufacture our products. We believe this builds on the multi-sector focus to drive change in the dynamics of how workers are recruited, including for crossborder employment. NIKE is also a member of the Leadership Group for Responsible Recruitment, an initiative of the Institute for Human Rights and Business, and is a member of the Responsible Labor Initiative, an initiative of the Responsible Business Alliance, to further the Company’s work and goals on eliminating forced labor risks in our supply chain. Each organization helps NIKE to advance core aspects of our strategy.

2023 PROXY STATEMENT 64

A few of our fiscal 2022 highlights relating to our efforts to promote human and labor rights throughout our supply chain include:
•Expanding our use of the CUMULUS Forced Labor ScreenTM (a due diligence tool to help identify risks related to the recruitment of foreign migrant workers by NIKE suppliers) to all Tier 1 finished goods and strategic Tier 2 suppliers hiring foreign migrant workers in our extended supply chain.
•Collaborating with the Fair Labor Association and ILO's Better Work Programme to support the delivery of Better Work's trainings to workers at several suppliers in Jordan, focused on topics like mental well-being, sexual harassment prevention, and workplace communication.
•Expanding our collaboration with the Issarra Institute by launching their Foreign Migrant Workers assessment survey in a factory in Thailand to assess gaps in the foreign migrant worker recruitment process, implementation of the Employer Pays Principle (prohibiting workers from paying fees for their employment), and working conditions.

NIKE continues to collaborate with industry experts, suppliers, industry associations, stakeholders, and other organizations to understand, evaluate and address matters related to forced labor. NIKE also continues to expand and evolve our work with other industry peers, NGOs, and organizations on issues of human rights in the countries where the Company and our suppliers operate.

NIKE continues to evolve and strengthen our expectations and practices. NIKE continues to refine our approach to supplier sustainability. We continue to adopt new strategies so our suppliers understand how to grow with NIKE's business in a sustainable and safe way. We develop five-year targets to enhance NIKE's sustainable sourcing practices, which are disclosed to shareholders in our annual Impact Report. Historically we have set an ambitious target of sourcing 100% from facilities that meet our foundational labor, health, safety, and environmental standards, focusing on finished goods manufacturing partners that we contract with directly. For our 2025 targets, we expanded the scope of this target to include key material suppliers (supplying approximately 90% of our footwear uppers and apparel materials) and focus distribution centers (representing at least 80% of volume), as well as NIKE owned or operated manufacturing facilities.

In addition, in fiscal year 2021, we updated our Supplier Code of Conduct to better reflect our priorities across labor, health and safety, and the environment, drive consistency across the NIKE supply chain and progress toward our 2025 targets. As part of these changes, we added a new requirement for suppliers to develop and share their own internal Code of Conduct. This supports suppliers in fully integrating our expectations into their own business practices and compliance policies. We also strengthened expectations on identifying and addressing forced labor and child labor by elevating key risks of forced labor beyond recruitment fees to include freedom of movement, debt bondage, and building sufficient systems to manage employment relationship of vulnerable worker groups like foreign workers. We clarified examples of hazardous work to align with the minimum working age and elevated requirements around nonretaliation or interference/intimidation to prevent right to freely associate.

As always, we plan to support our suppliers as we work together to meet our aggressive targets and implement the changes in our Supplier Code of Conduct. We have transitioned to common industry assessments on environment, labor, and health and safety to reduce duplication and audit fatigue for suppliers working with multiple brands, and to ensure that we work with others in the industry to drive impact with a unified voice. We have also enhanced supplier access to training and capacity building to improve management systems, adopt technical improvements in environmental, labor, and health and safety standards, and to sustain those improvements.

NIKE is committed to sharing with our stakeholders how we manage social and environmental issues and impacts. At NIKE, we set open goals and implement transparent policies to promote human and labor rights and the ethical production of our products, while sharing our progress and learnings along the way. Each year's annual Impact Report highlights our progress towards our five-year targets and describes the work undertaken to support that progress. The Responsible Sourcing page of our website goes into further detail and includes our Supplier Code of Conduct and our CLS, which, as described above, specifies how contract manufacturers should implement the Supplier Code of Conduct and articulates how we measure supplier compliance efforts and progress against our Supplier Code of Conduct, including specific requirements on the management of key forced labor risks.

Finally, we have published our Statement on Forced Labor, Human Trafficking and Modern Slavery for Fiscal Year 2022 on our website. The statement describes NIKE's commitment to ethical and responsible manufacturing, our ongoing supplier diligence and monitoring to identify and assess potential forced labor risks, how we engage with suppliers to prioritize the well-being of their workers, and our partnerships with various organizations to drive collaborative efforts to address critical human rights risks, such as forced labor.

In summary, NIKE continues to work tirelessly to integrate respect for people and the planet throughout NIKE's entire business, including our supply chain, and to disclose our initiatives and policies so our shareholders have meaningful insight into our progress in this area. We believe that our decades of commitment to these issues have led to effective and impactful solutions. The Board of Directors believes that the Company's policies effectively articulate our long-standing support for, and continued commitment to, human rights and sustainable sourcing, rendering the proposal ineffective and unnecessary.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

65 NIKE, INC.

STOCK OWNERSHIP INFORMATION
STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT
The following table sets forth the number of shares of the classes of NIKE securities beneficially owned, as of June 30, 2023, after giving effect to any transactions that occurred on such date, by (1) each person known to the Company to be the beneficial owner of more than five percent of any class of the Company's securities, (2) each of the directors and nominees for director, (3) each executive officer listed in the Summary Compensation Table ("Named Executive Officers"), and (4) all directors, Named Executive Officers, and other executive officers as a group. Because Class A Stock is convertible into Class B Stock on a share-for-share basis, each beneficial owner of Class A Stock is deemed by the SEC to be a beneficial owner of the same number of shares of Class B Stock. Therefore, in indicating a person's beneficial ownership of shares of Class B Stock in the table, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A and Class B Stock shown for Swoosh, LLC, Philip Knight, and the Travis A. Knight 2009 Irrevocable Trust II. In addition, unless otherwise indicated, all persons named below can be reached c/o Corporate Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453.

	TITLE OF CLASS	SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Cathleen Benko	Class B	10,942		—
Timothy Cook	Class B	48,443	(3)	—
John Donahoe II(4)	Class B	1,435,975	(3)(5)	0.1%
Thasunda Duckett	Class B	6,552		—
Mónica Gil	Class B	1,856		—
Alan Graf, Jr.	Class B	195,435		—
Maria Henry	Class B	1,730		—
Peter Henry	Class B	4,062		—
Travis Knight	Class B	26,903	(6)	—
Mark Parker(4)	Class B	3,212,383	(3)(5)	0.3%
Michelle Peluso	Class B	25,777		—
John Rogers, Jr.	Class B	27,485		—
Robert Swan	Class B	4,532	(7)	—
Andrew Campion(4)	Class B	433,658	(3)	—
Matthew Friend(4)	Class B	238,202	(3)	—
Heidi O'Neill(4)	Class B	246,456	(3)	—

2023 PROXY STATEMENT 66

	TITLE OF CLASS		SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Sojitz Corporation of America	Preferred	(8)	300,000		100.0%
1211 S.W. 5th Ave, Pacwest Center, Ste. 2220, Portland, OR 97204
Philip Knight One Bowerman Drive, Beaverton, OR 97005	Class A		21,404,487	(9)	7.0%
	Class B		29,740,174	(10)	2.4%
Swoosh, LLC 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		233,500,000	(11)	76.6%
	Class B		233,500,000		16.0%
Travis A. Knight 2009 Irrevocable Trust II 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		41,006,369	(12)	13.5%
	Class B		41,006,369	(12)	3.2%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	Class B		109,698,806	(13)	8.7%	(12)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	Class B		85,497,266	(14)	6.8%	(13)
All directors and executive officers as a group (18 persons)	Class B		6,022,698	(3)(5)	0.5%
(1)A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner's spouse or children.
(2)Omitted if less than 0.1 percent.
(3)These amounts include the right to acquire the following numbers of shares within 60 days after June 30, 2023 pursuant to the exercise of stock options: 14,000 shares for Mr. Cook, 1,257,670 shares for Mr. Donahoe, 1,819,077 shares for Mr. Parker, 419,827 shares for Mr. Campion, 222,625 shares for Mr. Friend, 188,529 shares for Ms. O'Neill, and 3,954,301 shares for the executive officer and director group.
(4)Named Executive Officer listed in the Summary Compensation Table.
(5)Includes shares held in accounts under the NIKE, Inc. 401(k) Savings and Profit Sharing Plan: 146 shares for Mr. Donahoe, 37,435 shares for Mr. Parker, and 52,219 shares for the executive officer and director group.
(6)Does not include 233,500,000 shares of Class A Stock that are owned by Swoosh, LLC. Mr. Travis Knight has disclaimed beneficial ownership of all such shares.
(7)Includes 1,580 shares held by the Swan Family Revocable Trust.
(8)Preferred Stock does not have general voting rights except as provided by law, and under certain circumstances as provided in the Company's Restated Articles of Incorporation, as amended.
(9)Does not include 521,792 shares of Class A Stock that are owned by Mr. Philip Knight's spouse. Mr. Philip Knight has disclaimed ownership of all such shares. Mr. Philip Knight holds the position Chairman Emeritus, and has a standing invitation to attend all meetings of the Board as a non-voting observer.
(10)Does not include 521,792 shares of Class A Stock that are owned by Mr. Philip Knight's spouse. Mr. Philip Knight has disclaimed ownership of all such shares.
(11)Information provided as of July 17, 2020 in the Form 4 filed by the shareholder.
(12)Includes 21,863,989 shares of Class A Stock held directly by the Travis A. Knight 2009 Irrevocable Trust II (the "Trust") and 19,142,380 shares of Class A Stock held by an indirect subsidiary of the Trust. Mr. Travis Knight and members of his immediate family are among the beneficiaries of the Trust. Mr. Travis Knight disclaims beneficial ownership of the Company's securities held directly and indirectly by the Trust, except to the extent of his pecuniary interest therein.
(13)Information provided as of December 30, 2022 in Schedule 13G filed by the shareholder.
(14)Information provided as of December 31, 2022 in Schedule 13G filed by the shareholder.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and holders of more than 10 percent of a registered class of the Company's equity securities, to file with the SEC reports regarding their ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and greater than 10 percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2023, we believe that all such reports that were required to be filed under Section 16(a) were timely filed, except that an amended Form 3 was filed for Robert Swan on June 22, 2023 to report certain indirect holdings that were inadvertently omitted from his initial, timely Form 3.

67 NIKE, INC.

ADDITIONAL INFORMATION
TRANSACTIONS WITH RELATED PERSONS
Philip Knight, the father of NIKE director Travis Knight, serves as Chairman Emeritus, which provides a standing invitation for Philip Knight to attend meetings of the Board and its committees as a non-voting observer. In fiscal 2023, as Chairman Emeritus, Mr. Knight received an annual salary of $500,000, and medical and dental insurance coverage generally available to employees.
John Donahoe II and the Company have entered into time sharing agreements under which Mr. Donahoe reimburses the Company for limited personal use of Company aircraft, which is intended to increase his security, availability, and productivity. In fiscal 2023, Mr. Donahoe reimbursed the Company approximately $395,000 under the time sharing agreements.
Mark Parker's son, Matthew Parker, was employed by the Company in fiscal 2023 in a non-executive role for which the Company paid Matthew Parker aggregate compensation of approximately $135,000. The compensation and benefits received by Matthew Parker were consistent with compensation and benefits paid to other employees holding similar positions.
The Company's written policy requires the Corporate Responsibility, Sustainability & Governance Committee to review any transaction or proposed transaction with a related person that would be required to be reported under Item 404(a) of Regulation S-K, and to determine whether to ratify or approve the transaction, with ratification or approval to occur only if the committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee of the Board of Directors during fiscal 2023 were Timothy Cook, Cathleen Benko, and Mónica Gil, as well as Elizabeth Comstock (who served on the committee until she retired from the Board effective September 9, 2022). The committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2023.
OTHER MATTERS AT THE MEETING
As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.
GENERAL INFORMATION
Why am I receiving these proxy materials?
You are receiving the enclosed proxy materials in connection with the solicitation of proxies by the Board of NIKE for use at the Annual Meeting. As a shareholder of record as of the close of business on July 12, 2023, which is the record date fixed by the Board, you are invited to attend the virtual Annual Meeting and are urged to vote your shares on the proposals described in this proxy statement.
How are the proxy materials being distributed?
This proxy statement is first being made available to shareholders on or about July 28, 2023. We are furnishing proxy materials to our shareholders primarily via the Internet, by mailing a Notice Regarding the Availability of Proxy Materials, or "Notice", instead

2023 PROXY STATEMENT 68

of mailing printed copies of those materials to each shareholder. The Notice directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.
What is included in the proxy materials?
Our proxy materials include our Notice, our proxy statement, and our Annual Report on Form 10-K for the year ended May 31, 2023. Our Notice directs shareholders to a website where they can access our proxy materials.
Why is the Company holding a virtual Annual Meeting?
While we initially pivoted to a virtual format due to public health concerns, we are continuing to use this format because of the success of the last three virtual meetings; the advantages of the virtual format, including enhanced accessibility for our shareholders; and our ability to ensure that shareholders will be afforded the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting.
How can I attend and participate in the virtual Annual Meeting?
Holders of record of our Class A Stock and Class B Stock at the close of business on July 12, 2023 may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting.
To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2023 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card.
Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.
How can I ask questions at the Annual Meeting?
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. Shareholders of record at the close of business on July 12, 2023 may submit questions in advance of and during the Annual Meeting.
•To submit questions in advance of the Annual Meeting: Visit www.proxyvote.com and enter your 16-digit control number included in your Notice, voting instructions form, or proxy card. Questions submitted in advance must be submitted before 11:59 P.M. Eastern Time on September 11, 2023.
•To submit questions during the Annual Meeting: Visit www.virtualshareholdermeeting.com/NKE2023 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card.
What will I be voting on at the Annual Meeting?
You will be voting:
•To elect the 13 director nominees identified in this Proxy Statement. The holders of NIKE's Class A Stock will vote to elect nine of the director nominees identified in this Proxy Statement, and the holders of NIKE's Class B Stock will vote to elect the remaining four director nominees identified in this Proxy Statement;
•To approve executive compensation by an advisory vote;
•To hold an advisory vote on the frequency of advisory votes on executive compensation;
•To ratify the appointment of PwC as our independent registered public accounting firm;
•To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting;
•To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting; and
•To transact such other business as may properly come before our Annual Meeting.
How does the Board recommend that I vote on these proposals?
Our Board recommends:
•For the holders of NIKE's Class A Stock, a vote FOR the election of each of Mr. Timothy Cook, Mr. John Donahoe II, Ms. Thasunda Duckett, Ms. Mónica Gil, Ms. Maria Henry, Mr. Peter Henry, Mr. Travis Knight, Mr. Mark Parker, and Ms. Michelle Peluso to serve as directors until the next annual meeting;

69 NIKE, INC.

•For the holders of NIKE's Class B Stock, a vote FOR the election of each of Ms. Cathleen Benko, Mr. Alan Graf, Jr., Mr. John Rogers, Jr., and Mr. Robert Swan, to serve as directors until the next annual meeting;
•For all shareholders, a vote FOR the advisory resolution approving the compensation of our Named Executive Officers as described in this proxy statement;
•For all shareholders, a vote for 1 YEAR regarding the frequency of advisory votes on executive compensation;
•For all shareholders, a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm;
•For all shareholders, a vote AGAINST the shareholder proposal regarding Supplemental Pay Equity Disclosure; and
•For all shareholders, a vote AGAINST the shareholder proposal regarding a Supply Chain Management Report.
How do I vote my shares?
You may vote by proxy or at the Annual Meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy before the Annual Meeting using one of the following methods: (1) vote via the internet at the website address listed on the Notice; (2) vote by telephone; or (3) complete, sign, date, and return your proxy card or voting instruction form in the postage-paid envelope we have provided. If you received only the Notice, you may vote your shares at the website address listed on the Notice or by telephone. If you plan to vote during the Annual Meeting rather than in advance, you may do so by entering the 16-digit control number included in your Notice, voting instructions form, or proxy card. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote, as described in more detail under "Can I change my vote or revoke my proxy?"
What is the difference between holding shares as a shareholder of record and as a beneficial owner or street name holder?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "shareholder of record" with respect to those shares and we have sent the Notice (or if you received printed proxy materials, the Notice, proxy statement, and proxy card) directly to you. You may submit a proxy and vote those shares in the manner described in this proxy statement and the Notice.
If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice, voting instructions form, and/or proxy card have been forwarded to you by your broker, bank, or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please follow the instructions included on each Notice you receive or, if you received printed proxy materials by mail, complete, sign, and return each proxy card you receive.
How many shares may be voted at the Annual Meeting?
On the close of business on July 12, 2023, 304,897,252 shares of Class A Stock and 1,225,074,356 shares of Class B Stock were issued and outstanding and entitled to vote at the meeting.
What constitutes a quorum?
For Proposal 1, the election of directors, a majority of the votes entitled to be cast by each of the Class A Stock and Class B Stock separately constitutes a quorum of Class A Stock and Class B Stock, respectively. For Proposals 2, 3, 4, 5, and 6, a majority of the votes entitled to be cast by both of the Class A Stock and Class B Stock together constitutes a quorum
Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder's behalf.
How are votes calculated?
Each share of Class A Stock and each share of Class B Stock is entitled to one vote. The holders of our Common Stock will vote together on all matters at the Annual Meeting except for the election of directors, for which the holders of Class A Stock and holders of Class B Stock will vote separately. For more information regarding our Class A Stock and Class B Stock, see the section above titled "Corporate Governance—Capital Structure".

2023 PROXY STATEMENT 70

How many votes are required to approve each proposal and how are votes counted?

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes handled?	How will signed proxies that do not specify voting preferences be treated?
Proposal 1—Elect the director nominees	For the directors elected by holders of Class A Stock: a plurality of votes of the holders of Class A Stock cast, subject to our director resignation policy if a director receives less than majority support

For the directors elected by holders of Class B Stock: a plurality of votes of the holders of Class B Stock cast, subject to our director resignation policy if a director receives less than majority support
		Withhold votes will not be counted as votes cast for purposes of the plurality voting standard, but will be considered in determining whether our director resignation policy applies to a director	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "FOR" the election of each of the named nominees for director
Proposal 2—Advisory vote to approve executive compensation	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "FOR" the proposal regarding an advisory vote to approve executive compensation
Proposal 3—Advisory vote on the frequency of advisory votes on executive compensation	Votes of Common Stock cast in favor of one frequency under the proposal must exceed votes of Common Stock cast in favor of the other frequencies under the proposal. If no frequency receives a majority vote, then the Board will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted for "1 YEAR" for the proposal regarding an advisory vote on the frequency of advisory votes on executive compensation
Proposal 4— Ratify selection of PwC as our independent registered public accounting firm	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	Shares will be voted "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
Proposal 5— Consider a shareholder proposal regarding Supplemental Pay Equity Disclosure	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure
Proposal 6— Consider a shareholder proposal regarding a Supply Chain Management Report	Votes of Common Stock cast in favor of the proposal must exceed votes of Common Stock cast against the proposal	N/A	Abstentions are not included as votes cast and will not affect the outcome of the proposal	Broker non-votes are not included as votes cast and will not affect the outcome of the proposal	Shares will be voted "AGAINST" the shareholder proposal regarding a supply chain management report
What happens if a director fails to receive the support of a majority of votes cast?
The Bylaws and the Corporate Governance Guidelines of the Company provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from their election than votes "for" such election shall tender their resignation for consideration by the Corporate Responsibility, Sustainability & Governance Committee. The committee will

71 NIKE, INC.

recommend to the Board the action to be taken with respect to the resignation, and the Board will publicly disclose its decision within 90 days after the certification of the election results.
Can I change my vote or revoke my proxy?
You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by voting your shares online during the Annual Meeting or by delivering to the Corporate Secretary of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453 either written notice of your revocation or an executed proxy bearing a later date.
How are proxies being solicited?
In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names. We may retain Georgeson, Inc. to solicit proxies at a cost we anticipate will not exceed $17,500. The Company will bear the cost of soliciting proxies.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
How can I submit a proposal for next year's annual meeting?
A shareholder proposal (other than a proxy access nomination) intended for inclusion in the Company's proxy statement and form of proxy for the 2024 annual meeting of shareholders must be received by the Corporate Secretary of NIKE, Inc. at shareholder.proposals@Nike.com on or before March 30, 2024. Rules under the Exchange Act describe standards as to the submission of shareholder proposals. A shareholder proxy access nomination intended for inclusion in the Company's proxy statement and form of proxy for the 2024 annual meeting of shareholders must be received, along with the other information required by the Company's Bylaws, by the Corporate Secretary of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453, no earlier than February 29, 2024 and no later than March 30, 2024.
In addition, the Company's Bylaws require that any shareholder wishing to make a nomination for director or introduce a proposal or other business at a shareholder meeting must give the Company at least 60 days' advance written notice (which for the 2023 annual meeting of shareholders was July 14, 2023) and that notice must meet certain other requirements described in the Bylaws.
In addition to satisfying the foregoing requirements under the Company's Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees for the 2024 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 14, 2024. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under the Company's Bylaws.

For the Board of Directors,
Mary Hunter
Vice President, Corporate Secretary

2023 PROXY STATEMENT 72

ANNUAL
MEETING
AND
PROXY STATEMENT
September 12, 2023

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope, or vote online or by telephone following the instructions on the proxy card.

73 NIKE, INC.

NIKE, INC.
ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 7, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NKE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 7, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20831-P97013

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 4, a vote for 1 YEAR for Proposal 3, and a vote AGAINST Proposals 5 and 6.

1. Class A director nominees: To elect a Board of Directors for the ensuing year.

		For	Withhold
1a.	Timothy Cook	☐	☐
1b.	John Donahoe II	☐	☐
1c.	Thasunda Duckett	☐	☐
1d.	Mónica Gil	☐	☐
1e.	Maria Henry	☐	☐
1f.	Peter Henry	☐	☐
1g.	Travis Knight	☐	☐
1h.	Mark Parker	☐	☐
1i.	Michelle Peluso	☐	☐

		For	Against	Abstain
2.	To approve executive compensation by an advisory vote.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
3.	To hold an advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain
4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
5.	To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting.	☐	☐	☐
6.	To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V20832-P97013

Proxy - NIKE, INC.

CLASS A COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 12, 2023

The undersigned hereby appoints Mark Parker, Travis Knight, and Michelle Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class A Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 12, 2023 at 9:00 A.M. Pacific Time, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 4, FOR 1 YEAR FOR PROPOSAL 3, AND AGAINST PROPOSALS 5 AND 6. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Continued and to be signed on reverse side

NIKE, INC.
ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 7, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NKE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on September 7, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20833-P97013

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 4, a vote for 1 YEAR for Proposal 3, and a vote AGAINST Proposals 5 and 6.

1. Class B director nominees: To elect a Board of Directors for the ensuing year.

	For	Withhold
1a. Cathleen Benko	☐	☐
1b. Alan Graf, Jr.	☐	☐
1c. John Rogers, Jr.	☐	☐
1d. Robert Swan	☐	☐

	For	Against	Abstain
2. To approve executive compensation by an advisory vote.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To hold an advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
5. To consider a shareholder proposal regarding Supplemental Pay Equity Disclosure, if properly presented at the meeting.	☐	☐	☐
6. To consider a shareholder proposal regarding a Supply Chain Management Report, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V20834-P97013

Proxy - NIKE, INC.

CLASS B COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 12, 2023

The undersigned hereby appoints Mark Parker, Travis Knight, and Michelle Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class B Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 12, 2023 at 9:00 A.M. Pacific Time, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 4, FOR 1 YEAR FOR PROPOSAL 3, AND AGAINST PROPOSALS 5 AND 6. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Continued and to be signed on reverse side